Exhibit 10.1

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

AMONG

BANK HAPOALIM, B.M.
as Agent

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

XCEL BRANDS, INC.,
as Borrower

and

IM BRANDS, LLC,
JR LICENSING, LLC,
H LICENSING, LLC,
C WONDER LICENSING, LLC,
XCEL DESIGN GROUP, LLC,
IMNY RETAIL MANAGEMENT, LLC,
IMNY E-STORE, USA, LLC
as Guarantors

Dated: February 26, 2016

i

INDEX OF EXHIBITS AND SCHEDULES

Schedule I	-	Conditions Precedent
Schedule II	-	Financial Covenants
Schedule III	-	Addresses for Notices
Schedule IV	-	General Terms for Letters of Credit
Schedule V	-	Commitments

Exhibit A	-	Form of Revolving Loan Note
Exhibit B	-	Form of Term Loan Note
Exhibit C	-	Form of Certificate of Compliance
Exhibit D	-	Form of Power of Attorney
Exhibit E	-	Form of Quarterly Royalty Collections Report
Exhibit F	-	Form of Assignment Agreement
Exhibit G	-	Form of LIBOR Notice

Disclosure Schedule 7.2	-	Names, Organizational Information and Collateral Locations
Disclosure Schedule 7.6	-	Real Estate
Disclosure Schedule 7.7	-	Ventures, Subsidiaries and Affiliates
Disclosure Schedule 7.9	-	Taxes
Disclosure Schedule 7.12	-	Litigation
Disclosure Schedule 7.13	-	Intellectual Property
Disclosure Schedule 7.15	-	Environmental Matters
Disclosure Schedule 7.16	-	Insurance
Disclosure Schedule 7.17	-	Deposit and Disbursement Accounts
Disclosure Schedule 9(b)	-	Indebtedness
Disclosure Schedule 9(e)	-	Permitted Liens

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan and Security Agreement is made as of February 26, 2016 by and among XCEL BRANDS, INC., a Delaware corporation (“Initial Borrower” and together with each Person who hereafter becomes a Borrower, collectively, “Borrowers”), each other Credit Party executing or becoming a party to this Agreement, the financial institutions from time to time party to this Agreement (collectively, “Lenders” and individually, each a “Lender”) and BANK HAPOALIM B.M. (“BHI”) as collateral and administrative agent for Lenders (BHI in such capacity “Agent”).

BACKGROUND

IM Brands and BHI are parties to a Line Letter Agreement dated as of July 31, 2013, as amended (the “IM Brands Line Letter”) pursuant to which BHI made a term loan to IM Brands as evidenced by a Promissory Note dated July 31, 2013 in the original principal amount of $13,000,000 made by IM Brands in favor of BHI (the “IM Brands Term Loan”). To secure IM Brands’ obligations to BHI, IM Brands executed and delivered to BHI a Security Agreement dated as of July 31, 2013, as amended (the “IM Brands Security Agreement”) pursuant to which IM Brands granted BHI a lien and security interest in substantially all of its assets. Borrower guaranteed the payment and performance of IM Brands’ obligations to BHI pursuant to a Guaranty dated July 31, 2013, as amended (the “Xcel/IM Brands Guaranty”). The IM Brands Line Letter Agreement, the IM Brands Security Agreement and the Xcel/IM Brands Guaranty are collectively referred to as the “Existing IM Brands Loan Documents.”

JR Licensing and BHI are parties to a Line Letter Agreement dated as of April 1, 2014, as amended (the “JR Licensing Line Letter”) pursuant to which BHI made a term loan to JR Licensing as evidenced by a Promissory Note dated April 1, 2014 in the original principal amount of $9,000,000 made by JR Licensing in favor of BHI (the “JR Licensing Term Loan”). To secure JR Licensing’s obligations to BHI , JR Licensing executed and delivered to BHI a Security Agreement dated as of April 1, 2014, as amended (the “JR Licensing Security Agreement”) pursuant to which JR Licensing granted BHI a lien and security interest in substantially all of its assets. Borrower guaranteed the payment and performance of JR Licensing’s obligations to BHI pursuant to a Guaranty dated April 1, 2014, as amended (the “Xcel/JR Licensing Guaranty”). The JR Licensing Line Letter Agreement, the JR Licensing Security Agreement and the Xcel/JR Licensing Guaranty are collectively referred to as the “Existing JR Licensing Loan Documents.”

H Licensing and BHI are parties to a Line Letter Agreement dated as of December 22, 2014, as amended (the “H Licensing Line Letter”) pursuant to which BHI made a term loan to H Licensing as evidenced by a Promissory Note dated December 22, 2014 in the original principal amount of $10,000,000 made by H Licensing in favor of BHI (the “H Licensing Term Loan”). To secure H Licensing’s obligations to BHI, H Licensing executed and delivered to BHI a Security Agreement dated as of December 22, 2014, as amended (the “H Licensing Security Agreement”) pursuant to which H Licensing granted BHI a lien and security interest in substantially all of its assets. Borrower guaranteed the payment and performance of H Licensing’s obligations to BHI pursuant to a Guaranty dated December 22, 2014, as amended (the “Xcel/H Licensing Guaranty”). The H Licensing Line Letter Agreement, the H Licensing Security Agreement and the Xcel/H Licensing Guaranty are collectively referred to as the “Existing H Licensing Loan Documents.”

Each of IMNY Retail Management, LLC, a Delaware limited liability company, and IMNY E-Store, USA, LLC, a Delaware limited liability company, guaranteed the payment and performance of IM Brands’ obligations to BHI pursuant to a Guaranty each dated April 30, 2014, as amended (the “Existing Guaranty Agreements”).

The Existing IM Brands Loan Documents, the Existing JR Licensing Loan Documents and the Existing H Licensing Loan Documents are collectively referred to as the “Existing Loan Documents.”

Borrowers, Credit Parties, BHI, the other Lenders party hereto and Agent have agreed to amend and restate the Existing Loan Documents (other than the Xcel/IM Brands Guaranty, the Excel/JR Licensing Guaranty and the Xcel/H Licensing Guaranty (collectively, the “Terminated Guaranty Agreements”)) on the terms and conditions set forth in this Agreement.

ARTICLE A
AMENDMENT AND RESTATEMENT

On the Effective Date, the Existing Loan Documents (other than the Terminated Guaranty Agreements) shall be amended and restated in their entirety by this Agreement and (a) all references to such Existing Loan Documents in any Loan Document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to such Existing Loan Documents as amended and restated hereby and (b) all references to any section (or subsection) of such Existing Loan Documents in any Loan Document (but not herein) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under such Existing Loan Documents (including the Obligations) or to evidence payment of all or any portion of such obligations and liabilities. On the Effective Date, the Terminated Guaranty Agreements shall be terminated and of no further force and effect.

On and after the Effective Date, (a) the Existing Loan Documents (other than the Terminated Guaranty Agreements) shall be of no further force and effect except to evidence (i) the incurrence of the “Obligations” under and as defined therein and (ii) the representations and warranties made by any Credit Party prior to the Effective Date and (b) the terms and conditions of this Agreement and rights and remedies under the Loan Documents (other than the Terminated Guaranty Agreements), shall apply to all Obligations incurred under the Existing Loan Documents and the Notes issued thereunder.

Each Borrower and each Credit Party reaffirms the Liens granted pursuant to the Existing Loan Documents and the Intellectual Property Security Agreements in favor of BHI and confirms that such Liens are in favor of Agent for the benefit of Secured Parties which Liens shall continue in full force and effect in favor of Agent for the benefit of Secured Parties during the term of this Agreement and any renewals or extensions thereof and shall continue to secure the Obligations.

ARTICLE B
ASSUMPTION

Initial Borrower hereby assumes and agrees to pay, perform and be responsible for and discharge or otherwise satisfy the IM Brands Term Loan, the JR Licensing Term Loan and the H Licensing Term Loan.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings and terms and conditions contained herein, the parties hereto agree as follows:

1.          DEFINITIONS

1.1           General Definitions. When used in this Agreement, the following terms shall have the following meanings:

“Account Debtor” means any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

“Accounts” means all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or of any business or a division of a Person, (b) the acquisition of all or a portion of the Equity Interests of any Person or (c) a merger or consolidation or other combination with another Person.

“Acquisition Documentation” means with respect to an Acquisition (a) notice to Agent of such Acquisition setting forth in reasonable detail the terms and conditions of such Acquisition, pro forma financial statements of Initial Borrower and its Included Subsidiaries after giving effect to the consummation of such Acquisition and the incurrence or assumption of any Indebtedness in connection therewith and to the extent available, a due diligence package with respect to such Acquisition, in each case, prior to closing of such Acquisition; (b) a certificate of a the Chief Executive Officer or Chief Financial Officer of Borrowing Representative demonstrating on a pro forma basis, after giving effect to the consummation of such Acquisition, compliance with the Financial Covenants set forth on Schedule II calculated as of the last day of the most recent completed Fiscal Quarter for which financial statements have been delivered; (c) to the extent available, such other information agreements, instruments and other documents as Agent may reasonably request; and (d) as soon as available, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated including any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith and, to the extent required under the related acquisition agreement, all consents and approvals from applicable Governmental Authorities and other Persons.

“Affiliate” means with respect to any Person (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person; (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (c) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to such term in the preamble to this Agreement and any successor administrative and collateral agent.

“Agent Report” has the meaning given to such term in Section 13.5(c).

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of Lenders, which shall initially be in the amount of $0, as such amount may be adjusted from time to time pursuant to this Agreement

“Aggregate Term Loan Commitment” means the combined Term Loan Commitments of Lenders, which shall initially be in the amount of $27,875,000, as such amount may be adjusted from time to time pursuant to this Agreement

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Effective Date or in a written amendment thereto executed by Borrowers and Agent.

“Applicable Margin” means with respect to (a) Base Rate Loans, a percentage per annum to be agreed to among Lenders and Borrowers and (b) with respect to LIBOR Rate Loans, a percentage per annum to be agreed to among Lenders and Borrowers.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment Agreement” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 14.12 (with the consent of any party whose consent is required by Section 15.14), accepted by Agent, substantially in the form of Exhibit F or any other form approved by Agent.

“Bank Account” means a checking, NOW or money market account or any other account on which a Borrower can draw checks with an office of Agent in the United States.

“Banking Services” means each and any of the following bank services provided to any Credit Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate” means the greater on any day of (a) Agent’s stated prime rate as reflected in its books and records, as such prime rate may change from time to time, or (b) 2.00% per annum plus the overnight federal funds rate published by the Federal Reserve Bank of New York. Agent’s determination of its Base Rate shall be conclusive and final; the Base Rate is a reference rate and is not necessarily the lowest interest rate charged by Agent;

“Base Rate Loans” means those Loans bearing interest based upon the Base Rate.

“BHI” has the meaning given to such term in the preamble to this Agreement.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to, or otherwise necessary or helpful in the collection of or realization upon, the Collateral or any Borrower’s business.

“Borrower” has the meaning given to such term in the preamble to this Agreement.

“Borrowing Representative” means Initial Borrower.

“Business Day” means a day on which Agent is open for business and that is not a Saturday, a Sunday or other New York State or federal holiday. When used in connection with a LIBOR Rate Loan, the term “Business Day” shall also exclude any English government holiday.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling any Lender.

“Capital Expenditures” means all payments or accruals (including obligations under capital leases) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Cash Flow From Operations” means cash flow from operations of Initial Borrower and Included Subsidiaries as determined in accordance with GAAP

“Cash Flow Recapture Requirement” has the meaning given to such term in Section 3.7

“Change of Control” means any event, transaction or occurrence as a result of which Initial Borrower ceases to have the power, alone or in conjunction with others, directly or indirectly, through voting securities, by contract or otherwise, to direct or cause the direction of a Guarantor’s management and policies.

“Change of Management” means Robert W. D’Loren shall no longer have the duties of the Chairman of the Board of Directors of Initial Borrower.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of a Credit Party, (d) the ownership or use of any assets by a Credit Party, or (e) any other aspect of a Credit Party’s business.

“Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Collateral” has the meaning given to such term in Section 10.1.

“Commitment” means, for each Lender, the sum of such Lender’s Revolving Loan Commitment and Term Loan Commitment.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment or Term Loan Commitment, divided by the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment, as applicable; provided that after the Term Loans have been funded, Commitment Percentages shall be determined for the Term Loans by reference to the outstanding principal balances thereof as of any date of determination rather than the Commitments therefor; provided, further, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit C hereto.

“Contracts” means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Parties” means each Borrower, each Guarantor and each other Person (other than Agent and any Lender) that is or may become a party to this Agreement or any other Loan Document.

“C Wonder” means C Wonder Licensing, LLC, a Delaware limited liability company.

“Default” means any act or event which, with the giving of notice or passage of time or both, would unless cured or waived become an Event of Default.

“Default Rate” means the sum of (a) the Interest Rate in effect from time to time as respects each Loan and (b) two percent (2.00%).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person.

“Determination Time” means 12:00 noon (or any later time determined by Agent in its sole discretion), New York City time, of a Business Day that is three (3) Business Days prior to the date of the applicable Loan.

“Disclosure Schedules” means the Disclosure Schedules prepared by Borrowers and denominated as Disclosure Schedules 7.2 through 9(e) in the Index of Exhibits and Schedules to this Agreement.

“Dollars”, “dollars” and “$” each mean the lawful money of the United States of America.

“Documents” means all “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“Early Termination Fee” means an amount equal to the principal amount outstanding under the Term Loan on the date of prepayment and termination, multiplied by: (i) two percent (2.00%) if the Term Loan or any Incremental Term Loan (voluntarily by Borrowers, upon Default or otherwise) is prepaid on or after the Effective Date and on or before the second anniversary of the Effective Date; (ii) one percent (1.00%) if the Term Loan or any Incremental Term Loan is prepaid (voluntarily by Borrowers, upon Default or otherwise) after the second anniversary of the Effective Date and on or before the third anniversary of the Effective Date; or (iii) zero percent (0.00%), if the Term Loan or any Incremental Term Loan is prepaid (voluntarily by Borrowers, upon Default or otherwise) after the third anniversary of the Effective Date.

“EBITDA” means, for the applicable period, for a Person, an amount equal to (a) Net Income for Initial Borrower and the Included Subsidiaries on a consolidated basis for such period, minus, (b) to the extent included in calculating Net Income for Initial Borrower and the Included Subsidiaries on a consolidated basis, the sum of, without duplication, (i) interest income (whether cash or non-cash) for such period, (ii) income tax credits for such period, (iii) gain from extraordinary or non-recurring items for such period (including, without limitation, non-cash items related to purchase accounting) and (iv) deferred compensation payments (regardless of when accrued), plus (c) the following to the extent deducted in calculating such Net Income, (i)  interest charges for such period, (ii) the provision for all federal, state, local and foreign taxes payable for such period and the amount of payments permitted pursuant to Section 9(h)(ii) deducted in calculating Net Income, (iii) the amount of depreciation and amortization expense for such period, (iv) the transaction fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the other Loan Documents and any amendments thereto, (v) all other extraordinary or non-recurring non-cash charges (including, without limitation, non-cash items related to purchase accounting), (vi) deferred management salaries (accrued but not paid) and (vii) all non-cash compensation (including without limitation, stock or equity compensation) in such period

“Effective Date” means the Business Day on which the conditions precedent set forth in Article VI have been satisfied or specifically waived in writing by Agent.

“Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person, and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

“Equipment” means all “equipment” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

“Equity Interests” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common Equity Interests, preferred Equity Interests, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Equity Interests Holder” means, as respects each Person, each holder of Equity Interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party of any notice, or the receipt by any Multiemployer Plan from any Credit Party of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning given to such term in Section 12.1.

“Excess Cash Flow” means (without duplication), for any fiscal period, Cash Flow from Operations before any distributions permitted pursuant to Section 9(h)(iii) for such period less (a) Capital Expenditures not made through the incurrence of indebtedness less (b) all cash interest and principal (including indebtedness owed to Lenders) paid or payable during such period less (c) all Taxes paid or payable during such period less (d) all Pass Thru Distributions made during such period.

“Excluded Equity Interests” means any (a) Equity Interests of Excluded Subsidiaries and (b) an voting Equity Interests in excess of 65% of the outstanding voting stock of any Foreign Subsidiary. For the purposes of this definition, “voting Equity Interests” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interegnsts of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Subsidiary” means (a) a Subsidiary formed by a Credit Party after the Effective Date solely to effectuate an Acquisition and such Acquisition has not yet been consummated and (b) a Subsidiary formed or acquired by a Credit Party after the Effective Date in connection with an Acquisition consummated with or without Outside Financing (but not with the proceeds of a Loan).

“Excluded Tax” means: (a) Taxes measured by net income (including branch profit Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case (i) imposed on Agent, any Lender or LC Issuer as a result of being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, United States federal withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a Lender under this Agreement, except to the extent that, pursuant to Section 3.9, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto; (c) any United States federal withholding Taxes imposed under FATCA; and (d) any United States federal withholding Taxes attributable to a Lender’s failure to comply with Section 3.9(f).

“Existing Loan Documents” has the meaning given to such term in the Background Section to this Agreement.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.

“Financial Statements” means income statement, balance sheet and statement of cash flows of (a) Initial Borrower and the Included Subsidiaries, internally prepared for each Fiscal Quarter, (b) Initial Borrower and its Subsidiaries, internally prepared for each Fiscal Quarter and (c) Initial Borrower and its Subsidiaries, audited each Fiscal Year, in each case prepared in accordance with GAAP.

“Fiscal Month” means any of the monthly accounting periods of each Credit Party.

“Fiscal Quarter” means any of the quarterly accounting periods of each Credit Party.

“Fiscal Year” means the 12 month period of each Credit Party ending on December 31 of each year. Subsequent changes of the Fiscal Year of each Credit Party shall not change the term “Fiscal Year” unless Agent shall consent in writing to such change.

“Fixed Charge Coverage Ratio” means for any period, as respects any Person, the ratio of (a) EBITDA of such Person for such period plus Liquid Assets (not to exceed $6,000,000) minus Capital Expenditures for such Person to (b) the Fixed Charges for such period.

“Fixed Charges” means for any period, as respects any Person, the sum of (a) the cash interest expense of such Person for such period, (b) the principal amount of total debt of such Person having a scheduled due date during such period other than any such amounts payable in Equity Interests, (c) all Pass Thru Distributions and (d) all other cash distributions or dividends made by such Person.

“Fixed Rate” means 5.1%.

“Fixed Rate Loan” means those Loans bearing interest based upon a Fixed Rate.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the IRC.

“GAAP” means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

“General Intangibles” means all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest which such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash Instruments and other property in respect of or in exchange for pledged Equity Interests and Investment Property, and rights of indemnification.

“GMR” means guaranteed minimum royalties.

“Goods” means all “goods”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the UCC.

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, taxing, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantor” means IM Brands, JR Licensing, H. Licensing, C Wonder, Xcel Design, IMNY Retail Management, LLC, IMNY E-Store, USA, LLC and each other Person which guarantees or supports the Obligations of any Borrower to Lenders in connection with the transactions contemplated by this Agreement.

“Guaranty” means any agreement to perform all or any portion of the Obligations on behalf of any Borrower, in favor of, and in form and substance satisfactory to Agent, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

“Hazardous Material” means any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hazardous Waste” has the meaning given to such term in the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et. seq.).

“H Licensing” means H Licensing, LLC, a Delaware limited liability company.

“IM Brands” means IM Brands, LLC, a Delaware limited liability company.

“Impacted Lender” means any Lender that fails to provide Agent, within three (3) Business Days following Agent’s written requests, satisfactory assurance that such Lender will not become a Non-Funding Lender.

“Included Subsidiary” means a Subsidiary of Initial Borrower that is a party to this Agreement on the Effective Date or that becomes a party to this Agreement after the Effective Date.

“Incremental Term Loan” has the meaning given to such term in Section 2.3.

“Incremental Term Loan Effective Date” has the meaning given to such term in Section 2.3.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Term Note.

“Indebtedness” of any Person means: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 90 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under capital leases; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (vii) the Obligations.

“Indemnified Person” has the meaning given to such term in Section 14.3(b).

“Indemnified Tax” means (a) any Tax other than an Excluded Tax and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Borrower” has the meaning given to such term in the preamble to this Agreement.

“Instruments” means all “instruments”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, patents, patent registrations, copyrights, copyright registrations, trademarks, trademark registrations, trade secrets, domain names, website addresses and customer lists.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement made in favor of Agent by each applicable Credit Party.

“Intercreditor Agreement” means any intercreditor and subordination agreement accepted by Agent from time to time with respect to Indebtedness of or Liens on assets of any Credit Party.

“Interest Period” means any term of one (1) day, one (1) week, one (1) to six (6), nine (9) or twelve (12) months or such other term as may be acceptable to Agent in its discretion. Each Interest Period shall commence immediately at the end of the preceding Interest Period, if any. If any Interest Period would otherwise come to an end on a day that is not a Business Day, its termination shall be postponed to the next day that is a Business Day unless it would thereby terminate in the next calendar month. In such case, such Interest Period shall terminate on the immediately preceding Business Day.

“Interest Rate” means with respect to (a) Revolving Loans that are LIBOR Rate Loans, the sum of the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans, (b) Revolving Loans that are Base Rate Loans, the sum of the Base Rate plus the Applicable Margin for Base Rate Loans, (c) the Term Loan, the Fixed Rate per annum and (d) each Incremental Term Loan, the interest rate set forth in the related Term Note.

“Inventory” means all “inventory”, as such term is defined in the UCC, now or hereafter owned or acquired by any Person, wherever located.

“Investment Property” means all “investment property”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

“IRC” and “IRS” means respectively, the Internal Revenue Code of 1986, as amended, and the Internal Revenue Service, and any successors thereto.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590, as the same may be amended from time to time.

“JR Licensing” means JR Licensing, LLC, a Delaware limited liability company.

“LC Issuer” means Agent or other financial institution selected by Agent, in its discretion, to issue Letters of Credit pursuant to this Agreement.

“Lender” has the meaning given to such term in the preamble to this Agreement.

“Letter of Credit” and “L/C” means a letter of credit issued by an LC Issuer at the request of Borrowing Representative and on behalf of a Borrower containing terms and conditions satisfactory to Agent, which letter of credit may either be a commercial letter of credit or standby letter of credit.

“Letter of Credit Fee” has the meaning given to such term in Schedule IV.

“Letter of Credit Obligations” means all outstanding obligations (including all duty, freight, taxes, costs, insurance and any other charges and expenses) incurred by any Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee by LC Issuer or any Lender of Letters of Credit all as further set forth in Schedule IV.

“Letter-of-Credit Rights” has the meaning given to “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is at the time entitled to demand payment or performance.

“LIBOR Rate” means for the applicable Interest Period, the rate per annum (carried out to the fifth decimal) equal to the rate determined by Agent to be the offered rate on a page or service (whether provided by Bridge Telerate, Reuters, Bloomberg or any other service) that displays an average Interest Settlement Rate as set by the ICE Benchmark Administration (ICE) (or the successor thereto if the ICE is no longer making an Interest Settlement Rate available) for deposits in Dollars (for delivery on the first (1st) Business Day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first Business Day of such Interest Period. If Agent determines that the rate referenced in the first sentence of this paragraph is not available, then “LIBOR Rate” will mean, as applicable to any Interest Period, the rate determined (a) on the basis of the offered rates for deposits in Dollars with a term equivalent to such Interest Period, which are offered by four major banks selected by Agent in the London interbank market at approximately 11:00 a.m. London time, on the Business Day that is two (2) Business Days prior to the first (1st) Business Day of such Interest Period; or (b) by applying such other recognized source of London Eurocurrency deposit rates as Lender may determine from time to time. If any Lender determines in its sole discretion that the LIBOR Rate cannot be determined or does not represent its effective cost of maintaining a Loan, then interest shall accrue at the effective cost to such Lender to maintain the Loan (as determined by such Lender in its sole discretion).

“LIBOR Rate Loans” means those Loans bearing interest based upon the LIBOR Rate.

“License” means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, security interest, charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever including any lease or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Life Insurance Assignment” means an Assignment of Life Insurance Policy as Collateral executed by the owner and the beneficiary thereof, in form and substance satisfactory to Agent, granting Agent for the benefit of Secured Parties a Lien on a Life Insurance Policy to secure payment of the Obligations.

“Life Insurance Policies” means collectively, the life insurance policies maintained by Credit Parties upon the lives of Isaac Mizrahi in the amount of $15,000,000, Judith Ripka in the amount of $15,000,000, Cameron Silver in the amount of $10,000,000 and any other the spokespersons and key principals of each Credit Party as agreed to between Agent and Borrowing Representative in amounts to be agreed upon between Agent and Credit Parties.

“Liquid Assets” means (a) assets (which are unencumbered except as permitted pursuant to the terms of the Loan Documents) in the form of cash and cash equivalents consisting of certificates of deposit and money market funds issued by a commercial bank having net assets of not less than $500,000,000 less (b) the amount of any Liens thereon and any unsatisfied judgment, writ, order of attachment, levy or garnishment entered or issued against Initial Borrower or any of the Included Subsidiaries.

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan Documents” means this Agreement, each Note, each Guaranty, each Power of Attorney, each Intellectual Property Security Agreement, the Pledge Agreement, each Life Insurance Assignment, all documents, instruments and agreements relating to Letters of Credit and all other documents, instruments and agreements now or hereafter executed and/or delivered in connection herewith or therewith.

“Loans” means the Revolving Loan, Term Loan and all other extensions of credit hereunder or under any Loan Document.

“Margin Stock” has the meaning given to such term in Section 7.8.

“Master License Agreement” means the Master License Agreement between H Licensing and The H Company IP, LLC dated December 22, 2014.

“Material Adverse Effect” means a material adverse effect on (a) the condition, operations, assets or business of Credit Parties taken as a whole, (b) Credit Parties taken as whole ability to pay or perform the Obligations in accordance with the terms hereof or any Loan Document, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and Lenders’ rights and remedies under this Agreement and the Loan Documents.

“Material Contract” means any (a) QVC Agreement, (b) any Revenue License or (c) any other contract to which any Credit Party is a party, in each case the breach, nonperformance or cancellation of which could reasonably be expected to have a Material Adverse Effect.

“Maximum Legal Rate” has the meaning given to such term in Section 5.1(a)(iv).

“Maximum Revolving Amount” means an amount equal to an amount agreed upon among Borrowers and Lenders.

“Minimum Actionable Amount” means $750,000.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a) (3) of ERISA, to which any Credit Party is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Income” means, for the applicable period, for Initial Borrower and the Included Subsidiaries on a consolidated basis, the net income (or loss) after taxes for such period determined in accordance with GAAP, but excluding (a) any net income of minority-owned Subsidiaries (except to the extent of net income distributed or representing a management fee or other similar fee), (c) unrealized gains or losses due solely to fluctuations in currency values, (d) earnings (or losses) resulting from my revaluation or write-up or write-down of assets and (e) unrealized gains or losses under all interest rate or currency forwards, options, swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by Initial Borrower or any Included Subsidiary providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Net Worth” means as at any date of determination an amount equal to (a) all of the assets of Initial Borrower and the Included Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as assets on such date minus (b) all liabilities of Initial Borrower and the Included Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as liabilities at such date plus (c) the amount of depreciation and amortization expenses and write downs of general intangibles commencing with the Fiscal Quarter most recently preceding the Effective Date and ending on such date of determination.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Borrowing Representative, Agent, any Lender, or LC Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Notes” means the collective reference to the Revolving Loan Notes and the Term Notes.

“Obligations” means the Banking Services Obligations, all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to Agent or any Lender of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising under this Agreement or any other Loan Document, including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges or any other payments any Credit Party is required to make by law or otherwise arising under or as a result of this Agreement or any other Loan Document.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Agent, any Lender or LC Issuer and the jurisdiction imposing such Tax, other than any such connection arising solely from Agent, such Lender or LC Issuer having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document.

“Other Lender” has the meaning given to such term in Section 4.4.

“Other Taxes” has the meaning given to such term in Section 3.9.

“Outside Financing” means financing obtained by an Excluded Subsidiary from a Person other than Lenders provided that Borrowers have complied with Section 7.23 of this Agreement.

“Participant Register” has the meaning given to such term in Section 14.12(g).

“Pass Thru Distributions” mean dividends declared and paid by a Credit Party to its Equity Interests Holders, or which could have been declared and paid by a Credit Party, in an amount not to exceed the Pass Thru Tax Liabilities.

“Pass Thru Tax Liabilities” means the amount of state and federal income tax paid or to be paid by a Credit Party’s Equity Interest Holders on taxable income earned by such Credit Party and attributable to the Equity Interest Holders as a result of such Credit Party’s status as a disregarded entity for tax purposes, assuming the highest marginal income tax rate for federal and state (for the state or states in which any Equity Interest Holder is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to Equity Interest Holders from or through a Credit Party.

“Payment Intangible” has the meaning give to the term “payment intangible” in the UCC and in any event shall include, a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.

“Payment Office” means 1177 Avenue of the Americans, New York, New York 10036 or such other place as Agent may from time to time designate in writing.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Acquisition” means any Acquisition by (a) a Credit Party of Intellectual Property assets of a Target or (b) a Credit Party of more than 50% of the Equity Interests of a Target organized under the laws of any State in the United States causing such Target to become a Subsidiary of such Credit Party, in each case, to the extent (i) not hostile and approved by the board of directors (or similar body) and/or the Equity Interest Holders of the Target and (ii) that each of the following conditions shall have been satisfied: (A) Agent shall have received the Acquisition Documentation relating thereto; and (B) no Default or Event of Default shall then exist or would exist after giving effect thereto; and (iv) Agent and Required Lenders shall have approved such Acquisition and any new Subsidiary has satisfied the requirements of Section 7.25.

“Permitted Liens” means the following Liens: (a) Liens for Charges, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 7.10; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money), leases to which any Credit Party is a party as lessee, surety and appeal bonds, performance bonds and other obligations of a like nature incurred or made in the ordinary course of business; (d) deposits securing public or statutory obligations of any Credit Party; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under this Agreement; (i) Liens in existence on the Effective Date as disclosed on Disclosure Schedule 9(e) provided that no such Lien is spread to cover additional property after the Effective Date and the amount of Indebtedness secured thereby is not increased; (j) the interests of non-exclusive licensees under license agreement entered into in the ordinary course of business; (k) Liens in favor of Agent for the benefit of Secured Parties securing the Obligations; and (l) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of Credit Parties.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title III of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which a Credit Party is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to a Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of a Credit Party against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by a Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Equity Interests; and (f) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Purchase Money Indebtedness” means (a) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (b) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

“Purchase Money Lien” means any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

“Quarterly Royalty Collections Report” means a report substantially in the form of Exhibit E hereto.

“QVC Agreements” means collectively, (a) the Second Amended and Restated Agreement and Consent to Assignment dated as of September 28, 2011 among QVC, Inc., IM Brands, Initial Borrower and Isaac Mizrahi, (b) the License Agreement dated as of April 1, 2014 among QVC, Inc., JR Licensing, Initial Borrower, Judith Ripka Berk and Beth Vogel, (c) the License Agreement dated as of December 22, 2014 among QVC, Inc., H Licensing and Initial Borrower, (d) the Licensing Agreement dated as of July 31, 2015 among QVC, Inc., C Wonder and Initial Borrower and (e) any other agreement between a Credit Party (other than the Initial Borrower relating to a transaction with an Excluded Subsidiary) and QVC, Inc. which is a Revenue License, in each case as amended to the Effective Date and as further amended, supplemented, restated or otherwise modified from time to time.

“Real Property” has the meaning given to such term in Section 7.6.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Register” has the meaning assigned to such term in Section 4.3(b).

“Related Person” means with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each advisor and other consultants of such Person.

“Replacement Lender” has the meaning assigned to such term in Section 14.14.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loans then outstanding, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans then outstanding and outstanding Letter of Credit Obligations.

“Required Revolving Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitments then in effect, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of Revolving Loans and outstanding Letter of Credit Obligations.

“Requirement of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Credit Party’s Equity Interests; (b) any payment or distribution made in respect of any Subordinated Debt of any Credit Party in violation of any subordination or other agreement made in favor of Lenders; (c) any payment on account of the purchase, redemption, defeasance or other retirement of any Credit Party’s Equity Interests or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; or (d) any payment, loan, contribution, or other transfer of funds or other property to any Equity Interests Holder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Agent or any Lender shall constitute a Restricted Payment.

“Revenue License” means each License pursuant to which a Credit Party is entitled to receive revenue from the licensee party thereto.

“Revolving Lender” means each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold Revolving Loans or participations in Letter of Credit Obligations).

“Revolving Loan” shall have the meaning given to such term in Section 2.1(a).

“Revolving Loan Availability Period” means the period starting on a date agreed to between Borrowers and Revolving Lenders and ending on the Revolving Loan Maturity Date, subject to earlier termination after the occurrence of an Event of Default.

“Revolving Loan Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule V under the heading “Revolving Loan Commitment” as the same may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Loan Maturity Date” means the date agreed to between Borrowers and Revolving Lenders as the Revolving Loan Maturity Date.

“Revolving Loan Note” means each promissory note executed by a Borrower substantially in the form of Exhibit A.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the OFAC or the U.S. Department of State.

“Secured Parties” means Agent, each Lender, LC Issuer and each other holder of an Obligation.

“Settlement Date” has the meaning given to such term in Section 4.4(b).

“Software” means all “software” as such term is defined in the UCC, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“SPV” means any special purpose funding vehicle identified as such in writing by any Lender to Agent.

“Subordinated Debt” means any note, document, instrument or agreement now or any time hereafter executed and/or delivered by any Credit Party with or in favor of any Subordinated Lender which evidences the principal, interest and other amounts owed by a Credit Party to such Subordinated Lender.

“Subordinated Lender” means any Person who enters into a Subordination Agreement with Agent with respect to amounts owed by any Credit Party to such Person.

“Subordination Agreement” means all subordination agreements accepted by Agent from time to time with respect to Subordinated Debt of any Credit Party.

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Equity Interests whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC, including Letter-of-Credit Rights or secondary obligations that supports the payment or performance of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Target” means any Person or business unit or asset group of any Person which is in the business of owning and licensing Intellectual Property acquired or proposed to be acquired in an Acquisition.

“Taxes” shall have the meaning given to such term in Section 3.9.

“Term” means with respect to (a) the Term Loan, the Effective Date through the Term Loan Maturity Date, (b) each Incremental Term Loan, the effective date of such Incremental Term Loan through the applicable Incremental Term Loan Maturity Date and (c) the Revolving Loan and Letters of Credit, the Revolving Loan Availability Period, in each case, subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

“Term Loan” means the loan in the amount specified in Section 2.2 and any renewals, extensions, revisions, modifications or replacements thereof.

“Term Loan Commitment” means the amount set forth opposite such Lender’s name in Schedule V under the heading “Term Loan Commitment” as the same may be adjusted from time to time in accordance with this Agreement.

“Term Loan Maturity Date” means January 1, 2021.

“Term Note” means each promissory note of a Borrowers substantially in the form of Exhibit B.

“Termination Date” means the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash, and no Borrower shall have any further right to borrow any moneys or obtain other Loans or financial accommodations under this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unused Line Fee Percentage” means 0%.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title III of ERISA.

“Xcel Design” means Xcel Design Group, LLC, a Delaware limited liability company.

1.2           Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

1.3           Other Terms. All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein; provided that to the extent that UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern

1.4           Rules of Construction. All Schedules, Addenda and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words “herein”, hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term “or” is not exclusive. The term “including” (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or any of the other Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2.          LOANS

2.1           Revolving Loans.

(a)          Subject to the terms and conditions set forth herein and in the Loan Documents, each Lender with a Revolving Loan Commitment, severally and not jointly, shall make Revolving Loan (each, a “Revolving Loan”) to Borrowers solely to consummate a Permitted Acquisition from time to time during the Revolving Loan Availability Period which, in the aggregate at any time outstanding, together with all outstanding Letter of Credit Obligations, will not exceed such Revolving Lender’s Commitment Percentage of the Maximum Revolving Amount.

(b)          The Revolving Loan made by each Lender with a Revolving Loan Commitment will be evidenced by a Revolving Loan Note in an amount equal to such Lender’s Revolving Loan Commitment and this Agreement. Such Revolving Loan Note shall be executed by each Borrower prior to the making of the initial Revolving Loan.

(c)          If any Borrower does not pay any interest, fees, costs or charges to Agent when due, Borrowers shall thereby be deemed to have requested, and Agent is hereby authorized at its discretion to make a Revolving Loan as of such date in an amount equal to such unpaid interest, fees, costs or charges.

(d)          If any Credit Party at any time fails to perform or observe any of the covenants contained in this Agreement or any other Loan Document, Agent may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Credit Party (or, at Agent’s option, in Agent’s name) and may, but need not, take any and all other actions which Agent may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with or as a result of the performance or observance of such agreements or the taking of such action by Agent shall be deemed to be a Revolving Loan and added to the Obligations. To facilitate Agent’s performance or observance of such covenants of Credit Parties, each Credit Party hereby irrevocably appoints Agent, or Agent’s delegate, acting alone, as such Credit Party’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Credit Party any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed delivered or endorsed by such Credit Party.

(e)          During Revolving Loan Availability Period, each Borrower may borrow, prepay and reborrow Revolving Loan, all in accordance with the terms and conditions hereof.

(f)          Notwithstanding anything to the contrary contained in this Agreement, LC Issuer shall have no obligation to issue any Letter of Credit or incur Letter of Credit Obligations. In the event that LC Issuer does issue any Letter of Credit or incur Letter of Credit Obligations, such issuance or incurrence would be subject to the terms and conditions of this Agreement, including Schedule IV.

2.2           Term Loan. The outstanding principal amount of Existing Term Loans of $27,875,000 shall be held by each Lender with a Term Loan Commitment in an amount equal to such Lender’s Commitment Percentage of the Term Loan Commitment. The Term Loan of each Lender with a Term Loan Commitment shall be evidenced by, and repayable in accordance with the terms of the Term Note payable to such Lender in an amount equal to the Term Loan Commitment held by each Lender and this Agreement. Any principal amount repaid in respect of the Term Loan may not be reborrowed.

2.3           Incremental Term Loans.

(a)          Borrowing Representative may, by written notice to Agent from time to time, request that the outstanding principal amount of Revolving Loans be converted to a term loan (each an “Incremental Term Loan”). Such notice shall set forth (i) the amount of the Incremental Term Loan being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000, (ii) the date on which such Incremental Term Loan is requested to become effective (which shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice) (the “Incremental Term Loan Effective Date”), and (iii) the proposed Incremental Term Loan Maturity Date, which maturity date cannot be later than the Term Loan Maturity Date, and amortization schedule of such Incremental Term Loan.

(b)          Each Revolving Lender will be deemed to have made an Incremental Term Loan to Borrowers equal to its Commitment Percentage of the requested Incremental Term Loan by converting the equivalent amount of the Revolving Loans into an Incremental Term Loan. Notwithstanding the foregoing, no Incremental Term Loan shall become effective unless (i) on the date of such effectiveness, the conditions set forth in Section 6.2 shall be satisfied and Agent shall have received a certificate to that effect dated such date and executed by the Chief Financial Officer or Chief Executive Officer Borrowing Representative. Each Incremental Term Loan shall be evidenced by a Term Note payable to each Lender that converts a Revolving Loan to an Interim Term Loan in an amount equal to such Incremental Term Loan and having an amortization schedule as set forth in the request for such Incremental Term Loan.

3.          REPAYMENT AND PREPAYMENTS

3.1           Intentionally Omitted.

3.2           Repayment of Revolving Loan. Borrowers shall be required to make a mandatory repayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Loan made by Lenders to Borrowers hereunder is in excess of the Maximum Revolving Amount, in an amount equal to such excess. The Revolving Loan outstanding shall be due and payable on the Revolving Loan Maturity Date.

3.3           Repayment of Term Loan. The Term Loan and all accrued and unpaid interest thereon shall be repaid in accordance with the applicable Term Note.

3.4           Repayment of Incremental Term Loan. Each Incremental Term Loan and all accrued and unpaid interest thereon shall be repaid in accordance with the Term Note delivered in connection with such Incremental Term Loan.

3.5           Timing and Type of Payment. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Loan Document shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds. The payment of any amounts due under this Agreement or any other Loan Document shall be made in Dollars.

3.6           Voluntary Prepayments

. Borrowing Representative shall have the right, at any time upon thirty (30) day’s prior written notice to Agent to (a) terminate voluntarily Borrowers’ right to receive or benefit from, and Revolving Lenders’ obligation to make and to incur, Revolving Loans and Letter of Credit Obligations, (b) repay all outstanding Revolving Loans, Letter of Credit Obligations and accrued and unpaid interest thereon or (b) cause Borrowers to prepay all or a portion of the Term Loan or Incremental Term Loan, provided that any prepayment of less than all of the outstanding balance of the Term Loan or Incremental Term Loan shall be applied to the remaining installments of the Term Loan or Incremental Term Loan in the inverse order of their maturity. If the Term Loan or any Incremental Term Loan is prepaid on or prior to the third anniversary of the Effective Date (including as a result of the occurrence of an Event of Default), Borrowers shall pay to such Lenders the applicable Early Termination Fee. Each Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate Lenders’ actual damages from early repayment of the Term Loan or Incremental Term Loan, (ii) the Early Termination Fee is intended to be fair and reasonable approximations of such damages, and (iii) the Early Termination Fee is not intended to be a penalty.

3.7           Prepayment Events.

(a)          If for any Fiscal Year commencing with the fiscal year ending on December 31, 2017, there shall be Excess Cash Flow for such Fiscal Year, Borrowers shall pay to Agent for the benefit of Lenders holding a portion of the Term Loan an amount equal to ten percent (10%) of such Excess Cash Flow (the “Cash Flow Recapture Requirement”), to be applied to the principal amount of the Term Loan in the reverse order of maturity. The Cash Flow Recapture Requirement for any such Fiscal Year shall be received by Agent no later than the date that is seven (7) days after the delivery of the Financial Statements for such Fiscal Year required pursuant to Section 8.1(b). The Cash Flow Recapture requirement shall be applied to the unpaid principal balance of the Term Loan, and after the Term Loan has been paid in full, to the outstanding principal balance of the Incremental Term Loans pro rata with any balance going to pay the outstanding principal balance of the Revolving Loan. Borrowers shall not be required to pay an Early Termination Fee on any amount repaid due to the Cash Flow Recapture Requirement. To the extent applicable, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining. Together with each prepayment of a LIBOR Rate Loan or a Fixed Rate Loan, Borrowers shall pay any amounts due and payable pursuant to Section 3.12.

(b)          Agent shall have the right, at the cost and expense of Borrowers, to require the appraisal by an independent appraisal firm acceptable to Agent of the trademarks of the Included Subsidiaries (i) to the extent that any appraisal previously prepared for the benefit of Agent or Lenders is three (3) or more years old, (ii) at any time following the write down of a material amount of the value of any of trademarks of the Included Subsidiaries taken as a whole and (iii) if Agent in its reasonable discretion believes that the value of the trademarks of the Included Subsidiaries taken has a whole has been impaired in a material respect. If the amount of the Loans exceeds fifty percent (50%) of the appraised value of the trademarks of the Included Subsidiaries taken as a whole, Agent shall have the right to require that Borrowers reduce the amount of the Loans by such excess.

3.8           Application of Payments. During the continuance of an Event of Default, Agent may, and, upon the direction of Required Lenders, shall apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including attorney fees and expenses, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of costs and expenses of Lenders payable or reimbursable by Borrowers under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent, Lenders and LC Issuers;

fourth, to payment of principal of the Obligations including, without limitation, Letter of Credit Obligations then due and payable and cash collateralization of unmatured Letter of Credit Obligations to the extent not then due and payable);

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

3.9           Taxes.

(a)          Except as required by a Requirement of Law, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or other liabilities) with respect thereto (collectively, “Taxes”) other than Excluded Taxes.

(b)          If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to Agent, any Lender or LC Issuer (i) if such Tax is an Indemnified Tax, such amount payable shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions applicable to any increases to any amount under this Section 3.9), Agent, such Lender or LC Issuer receive the amount Agent, such Lender or LC Issuer would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) within thirty (30) days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c)          In addition, the relevant Credit Party shall timely pay to the relevant Governmental Authority in accordance with the applicable Requirement of Law, or at the option of Agent timely reimburse it for the payment of, any stamp, court, documentary, intangible, recording, filing or similar Taxes imposed by any applicable Requirement of Law or Governmental Authority and all liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).

(d)          Borrowers shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor, Agent, Lenders and LC Issuer for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 3.9) paid or payable by Agent, any Lender or LC Issuer and any liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.

(e)          If Agent, any Lender or LC Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.9 (including additional amounts paid pursuant to this Section 3.9), it shall pay to the Borrowing Representative an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.9 with respect to the Taxes giving rise to such refund), without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Notwithstanding anything to the contrary in this Section 3.9(e), in no event will Agent, any Lender or LC Issuer be required to pay any amount to Borrowing Representative pursuant to this Section 3.9(e) if such payment would place Agent, any Lender or LC Issuer in a less favorable position (on a net after-Tax basis) than Agent, any Lender or LC Issuer would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 3.9(e) shall not be construed to require Agent, any Lender or LC Issuer to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowing Representative or any other Person.

(f)          Each Lender that is a “United States person” as defined under Section 7701(a)(30) of the IRC shall deliver to Agent and the Borrowing Representative on or prior to the date such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Agent or Borrowing Representative) two properly completed and executed IRS Forms W-9 (or applicable successor form) to establish that such Lender is not subject to United States federal backup withholding tax. Each Lender that is not a “United States person” (as so defined) shall, to the extent it is legally entitled to do so, deliver to Agent and the Borrowing Representative on or prior to the date such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Agent or Borrowing Representative) two properly completed and executed IRS Forms W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY, as applicable, and in each case together with a portfolio interest exemption certificate, if applicable, and such other information reasonably requested by Agent or Borrowing Representative to establish that such Lender is entitled to an exemption from or a reduced rate of United States federal withholding Tax with respect to payments made to such Lender under this Agreement or any other Loan Document.

3.10         Increased Costs and Reduction of Return.

(a)          If any Lender or LC Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, (x) there shall be any increase in the cost to such Lender or LC Issuer of agreeing to make or making, funding or maintaining any Loans or of issuing or maintaining any Letter of Credit or (y) such Lender or LC Issuer shall be subject to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then Borrowers shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or LC Issuer (with a copy of such demand to Agent), pay to such Lender or LC Issuer, as applicable, additional amounts as are sufficient to compensate such Lender or LC Issuer, as applicable for such increased costs or such Taxes; provided, that Borrowers shall not be required to compensate any Lender or LC Issuer pursuant to this Section 3.10(a) for any increased costs or Taxes incurred more than 180 days prior to the date that such Lender or LC Issuer notifies the Borrowing Representative, in writing of the increased costs and of such Lender’s or LC Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)          If any Lender or LC Issuer shall have determined that:

(i)          the introduction of any Capital Adequacy Regulation;

(ii)         any change in any Capital Adequacy Regulation;

(iii)        any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)        compliance by such Lender or LC Issuer or any entity controlling such Lender or LC Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or LC Issuer or any entity controlling such Lender or LC Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or LC Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or LC Issuer (with a copy to Agent), Borrowers shall pay to such Lender or LC Issuer, as applicable, from time to time as specified by such Lender or LC Issuer, additional amounts sufficient to compensate such Lender or LC Issuer (or the entity controlling such Lender or LC Issuer) for such increase; provided, that Borrowers shall not be required to compensate such Lender or LC Issuer pursuant to this Section 3.10(b) for any amounts incurred more than 180 days prior to the date that such Lender or LC Issuer notifies the Borrowing Representative, in writing of the amounts and of such Lender’s or LC Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)          Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a change in a Requirement of Law under this Section 3.10 and/or a change in Capital Adequacy Regulation under this Section 3.10, as applicable, regardless of the date enacted, adopted or issued.

3.11         Certificates of Lenders. The applicable Lender or LC Issuer shall deliver to the Borrowing Representative a certificate setting forth in reasonable detail the amount payable to such Lender under Sections 3.9 and 3.10 and such certificate shall be conclusive and binding on the Credit Parties in the absence of manifest error.

3.12         Funding Losses. Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of: (a) the failure of Borrowers to borrow, continue or convert a LIBOR Rate Loan or a Fixed Rate Loan after the Borrowing Representative has given (or is deemed to have given) a notice of borrowing of a LIBOR Rate Loan or a Fixed Rate Loan or a notice of conversion of a Base Rate Loan to a LIBOR Rate Loan or continuation of a LIBOR Rate Loan; (b) the prepayment of a Fixed Rate Loan other than on the due date thereof or a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or (c) the conversion of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or Fixed Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by Borrowers to the Lenders under this Section 3.12: each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

4.          PROCEDURES

4.1           Procedure for Revolving Loan. Borrowing Representative on behalf of each Borrower may by written notice request a borrowing of Revolving Loan prior to 11:00 a.m. (New York time) on the date which is two (2) Business Days prior to the Business Day of the requested borrowing of a Revolving Loan. All Revolving Loan shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Secured Parties, shall be charged to Borrowers’ account on Agent’s books. The proceeds of each Revolving Loan made by Revolving Lenders shall be made available to Borrowers on the Business Day so requested by way of credit to the applicable Borrower’s operating account maintained with such bank as Borrowing Representative designated to Agent. Any and all Obligations due and owing hereunder may be charged to Borrowers’ account and shall constitute Revolving Loan. The principal amount of any single Revolving Loan request shall be not less than $100,000.

4.2           Conversion and Continuation Elections. Other than as respects Fixed Rate Loans, Borrowing Representative shall have the option to (a) request that any Loan be made as a LIBOR Rate Loan, (b) convert at any time all or any part of outstanding Loans from Base Rate Loans to LIBOR Rate Loans, (c) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 3.12 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (d) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $1,000,000. Any such election must be made by Borrowing Representative by 2:00 p.m. on the second Business Day prior to (1) the date of any proposed Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which Borrowers wish to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by the Borrowing Representative in such election. If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. on the second Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. Borrowing Representative must make such election by notice to Agent in writing. In the case of any conversion or continuation, such election must be made pursuant to a written notice in the form attached hereto as Exhibit G. No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if the conditions to Loans and Letters of Credit in Section 6.2 are not met at the time of such proposed conversion or continuation and Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof. Agent will, with reasonable promptness, notify the Borrowing Representative and the Lenders of each determination of the LIBOR Rate; provided that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

4.3           Accounting of Loans.

(a)          Agent is authorized by Borrowers to record on its books or records the date, principal amount, amount and date of all payments of principal of and interest on each Loan, and the outstanding principal balance of the Loans and such recordation shall constitute prima facie evidence as to all such information contained therein. Agent shall provide Borrowing Representative on a monthly basis with a statement and accounting of such recordations but any failure on the part of Agent to keep such recordation (or any errors therein) or to send a statement thereof to Borrowing Representative shall not limit or otherwise affect the obligation of any Borrower to repay (with applicable interest) any Loans. Except to the extent that Borrowing Representative shall, within sixty (60) days after such statement and accounting is sent, notify Agent in writing of any objection any Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrowers, absent manifest error.

(b)          Agent, acting as a non-fiduciary agent of Borrowers and the other Credit Parties solely for tax purposes and solely with respect to the actions described in this Section 4.3, shall establish and maintain (i) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each LC Issuer in the Term Loan, each Incremental Term Loan, the Revolving Loans and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and Letter of Credit Obligations, and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of Lenders and the LC Issuers (and each change thereto pursuant to this Agreement), (B) the Commitments of each Lender, (C) the amount of each Loan, and for LIBOR Rate Loans, the Interest Period applicable thereto, (D) the amount of any principal or interest due and payable or paid, (E) the amount of the Letter of Credit Obligations due and payable or paid in respect of Letters of Credit and (F) any other payment received by Agent from a Borrower or other Credit Party and its application to the Obligations.

(c)          Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations) are registered obligations, the right, title and interest of Lenders and LC Issuers and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC.

(d)          Credit Parties, Agent, Lenders and LC Issuers shall treat each Person whose name is recorded in the Register as a Lender or LC Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or any LC Issuer shall be available for access by Borrowers, Borrowing Representative, Agent, such Lender or such LC Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice. No Lender or LC Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or LC Issuer unless otherwise agreed by Agent.

4.4           Payments by Lenders to Agent; Settlement.

(a)          Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent disburses same to Borrowers. If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to Borrowers, Agent shall advise each Lender by electronic transmission of the amount of such Lender’s Commitment Percentage of the Loan requested by Borrowing Representative no later than the Business Day prior to the scheduled borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as designated by Agent to such Lender, no later than 1:00 p.m. on such scheduled Borrowing date. Nothing in this Section 4.4(a) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, any Lender or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(b)          At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by electronic transmission of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Agent shall pay to each Lender such Lender’s Commitment Percentage of principal, interest and fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. on the next Business Day following each Settlement Date.

(c)          Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each borrowing date. If such Commitment Percentage is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify Borrowing Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 4.4 shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. Without limiting the provisions of Section 4.4, to the extent that Agent advances funds to Borrowers on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Revolving Lender.

(d)          (i)          If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)         If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e)          (i)          The failure of any Non-Funding Lender to make any Revolving Loan, Letter of Credit Obligation, Term Loan or Incremental Term Loan or any payment required by it, or to make any payment required by it under any Loan Document, or to fund any purchase of any participation to be made or funded by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any Other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(ii)         If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the LC Issuer that issued such Letter of Credit) shall, at Agent’s election at any time or upon any LC Issuer’s, written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if the Non-Funding Lender’s Commitment Percentage was reduced to zero and each other Revolving Lender’s (other than any other Non-Funding Lender’s or Impacted Lender’s) Commitment Percentage had been increased proportionately), provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans and outstanding Letter of Credit Obligations to exceed its Revolving Loan Commitment.

(iii)        Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Lenders directly affected”) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv)        Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount (as defined below) to the appropriate Secured Parties. Following such payment in full of the Aggregate Excess Funding Amount, Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Revolving Loan Commitment and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the Revolving Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to Agent, LC Issuers, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans and Letter of Credit Obligations, plus, without duplication, (B) all amounts of such Non-Funding Lender’s Letter of Credit Obligations.

(v)         A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender with respect to Letters of Credit. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)        A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and Borrowers shall not be required to pay, such Lender’s portion of the unused line fee, if any, payable pursuant to Section 5.1(c).

(f)          Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.

5.          INTEREST AND FEES

5.1           Interest and Fees.

(a)          Interest.

(i)          Except as modified by Section 5.1(a)(iii) below, Borrowers shall pay interest on the unpaid principal balance of the Loans for each day they are outstanding at the Interest Rate applicable to such Loan. Interest with respect to a Revolving Loan begins to accrue as soon as such Revolving Loan is made or deemed to be made. Interest will continue to accrue until payment in full of the Obligations. Interest and fees shall be computed on the basis of actual days elapsed in a year of 360 days. Interest on Revolving Loans shall be payable in arrears on the first day of each month for interest accrued during the preceding month and upon termination of this Agreement. Interest on the Term Loan and Incremental Term Loans shall be payable in arrears on the day on which the scheduled principal payments are required to be made under the applicable Term Note for interest accrued since the immediately preceding payment date and upon termination of this Agreement.

(ii)         Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Interest Rate shall automatically be increased to the Default Rate, and all outstanding Obligations shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(iii)        Notwithstanding the foregoing, in no event shall the aggregate interest exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the “Maximum Legal Rate”) and if any provision of this Agreement or Loan Document is in contravention of any such law or regulation, interest payable under this Agreement and each Loan Document shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate) and once the amount of interest payable hereunder or under the Loan Documents is less than the Maximum Legal Rate, the amount of interest payable hereunder or any Loan Document shall not be reduced below the amount computed based upon the Maximum Legal Rate until the aggregate amount of interest paid equals the amount of interest which would have been payable if the Maximum Legal Rate had not been imposed.

(b)          Borrowers shall pay principal, interest and all other amounts payable hereunder, or under any Loan Document, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

(c)          Fees.

(i)          Unused Line Fee. An unused line fee equal to the Unused Line Fee Percentage per annum of the amount by which (i) the Maximum Revolving Amount, exceeds (ii) the average daily outstanding principal balance of the Revolving Loan during the immediately preceding month (or part thereof), which each such fee shall be deemed to be fully earned and payable, in arrears, on the first day of each month until the Termination Date.

(ii)         Upfront Fee. On the Effective Date, Borrowers shall pay Agent for the benefit of each Lender having a Term Loan Commitment, an upfront fee in the amount of $69,462.

6.          CONDITIONS PRECEDENT

6.1           Conditions Precedent to the Effective Date. The Effective Date shall be subject to the fulfillment (to the satisfaction of Agent) of each of the conditions precedent set forth on Schedule I.

6.2           Conditions Precedent to each Loan. Each of the Loans to be made by Lenders on or after the Effective Date shall be subject to the fulfillment (to the satisfaction of Agent) of each of the following conditions as of the date of each Loan:

(a)          other than as respects the Term Loan made on the Effective Date, Agent shall have received a request for such Loan in form and in substance satisfactory to Agent;

(b)          the representations and warranties set forth in this Agreement and in the other Loan Documents, shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though made on and as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date;

(c)          no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Loan;

(d)          Agent shall have received all fees due and payable on or prior to such date; and

(e)          all legal matters incident to such Loan shall be reasonably satisfactory to Agent and its counsel, including agreements relating to the Trademark Licenses.

7.          REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Agent and Lenders to enter into this Agreement and to make the Loans, each Credit Party represents and warrants (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Agent and Lenders until the Termination Date as follows:

7.1           Corporate Existence; Compliance with Law. Each Credit Party: (a) is, as of the Effective Date, and will continue to be (i) a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents to which it is a party, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Credit Party which are necessary or appropriate for the conduct of its business.

7.2           Names; Organizational Information; Collateral Locations. Disclosure Schedule 7.2 sets forth as of the Effective Date, each Credit Party’s name as it appears in official filing in the state of its incorporation or other organization, the type of entity of each Credit Party, the state of each Credit Party’s incorporation or organization and organizational identification number issued by each Credit Party’s state of incorporation or organization or a statement that no such number has been issued. The location of each Credit Party’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept as of the Effective Date (including in each case the county of such locations) are as set forth in Disclosure Schedule 7.2 and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. With respect to each of the premises identified in Disclosure Schedule 7.2 on or prior to the Effective Date a bailee, landlord or mortgagee agreement acceptable to Agent has been obtained. As of the Effective Date, during the prior five years, except as set forth in Disclosure Schedule 7.2, no Credit Party shall have been known as or conducted business in any other name (including trade names).

7.3           Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person, except for such consents and approvals which have been obtained and are in full force and effect as of the Effective Date. As of the Effective Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

7.4           Financial Statements; Books and Records.

(a)          The Financial Statements delivered by Initial Borrower to Agent and each Lender for its most recently ended Fiscal Year and Fiscal Quarter, are true, correct and complete and reflect fairly and accurately the financial condition of Initial Borrower on a consolidated and consolidating basis as of the date of each such Financial Statement in accordance with GAAP.

(b)          Each Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

7.5           Material Adverse Change. Between the date of each Credit Party’s most recent Financial Statements delivered to Agent and each Lender and the Effective Date: (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default, and to each Credit Party’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

7.6           Real Estate; Property. The real estate listed in Disclosure Schedule 7.6 constitutes all of the real property owned, leased, or used by each Credit Party in its business (the “Real Property”) as of the Effective Date, and no Credit Party will execute any material agreement or contract in respect of such real estate (other than renewals of leases with respect thereto) after the date of this Agreement without giving Agent prompt prior written notice thereof. Each Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Credit Party are or will be subject to any Liens, except Permitted Liens.

7.7           Ventures, Subsidiaries and Affiliates; Outstanding Equity Interests and Indebtedness. Except as set forth in Disclosure Schedule 7.7, as of the Effective Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Equity Interests of each Credit Party (other than Initial Borrower) (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which such Credit Party may be required to issue, sell, repurchase or redeem any of its Equity Interests) as of the Effective Date is owned by each of the Equity Interests Holders (and in the amounts) set forth on Disclosure Schedule 7.7. All outstanding Indebtedness of each Credit Party as of the Effective Date is described in Disclosure Schedule 9(b).

7.8           Government Regulation; Margin Regulations. No Credit Party is subject to or regulated under or any federal or state statute, rule or regulation that restricts or limits any Credit Party’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of a Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate the Certificate or Articles of Incorporation and By-laws or other organizational or governing documents of such Credit Party or any Requirement of Law. No Credit Party is engaged, nor will it engage in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns Margin Stock, and none of the proceeds of any Loan or other extensions of credit under any Loan Document will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

7.9           Taxes; Charges. Except as disclosed on Disclosure Schedule 7.9 all tax returns, reports and statements required by any Governmental Authority to be filed by each Credit Party have, as of the Effective Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against each Credit Party or any of each Credit Party’s property. Proper and accurate amounts have been and will be withheld by each Credit Party from its employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule 7.9 sets forth as of the Effective Date those taxable years for which each Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule 7.9, no Credit Party is as of the Effective Date liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to any Credit Party’s knowledge, as a transferee. As of the Effective Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

7.10         Payment of Obligations. Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves, in conformity with GAAP, with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

7.11         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Minimum Actionable Amount. The present value of all accumulated benefit obligations of any Credit Party under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Credit Party has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

7.12         Litigation. No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party’s properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 7.12, as of the Effective Date there is no Litigation pending or threatened against any Credit Party which seeks damages in excess of the Minimum Actionable Amount or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Agent in writing within five (5) Business Days of learning of the existence, threat or commencement of any Litigation against any Credit Party or any Plan or any allegation of criminal misconduct against any Credit Party.

7.13         Intellectual Property. As of the Effective Date, all material Intellectual Property owned or used by each Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule 7.13. Each Credit Party is the sole legal and beneficial owner, or is licensed on commercial terms to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Credit Party will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Credit Party will promptly patent or register, as the case may be, all new Intellectual Property and notify Agent in writing five (5) Business Days prior to filing any such new patent or registration.

7.14         Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce Agent and Lenders to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

7.15         Hazardous Materials. Except as set forth on Disclosure Schedule 7.15, as of the Effective Date, (a) no Credit Party is subject to any Environmental Liabilities or, to any Credit Party’s knowledge, potential Environmental Liabilities, in excess of the Minimum Actionable Amount in the aggregate, (b) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in such Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (c) each Credit Party has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party. Each Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits; (ii) shall notify Agent in writing within seven (7) days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Agent a copy of any order, notice, permit, application, or any communication or report received by it or any Credit Party in connection with any such Release.

7.16         Insurance. Disclosure Schedule 7.16 lists all insurance of any nature maintained as of the Effective Date for current occurrences by Borrowers, as well as a summary of the terms of such insurance. Each Credit Party shall deliver to Agent certified copies and endorsements to all of its (a) “All Risk” and business interruption insurance policies naming Agent as loss payee, and (b) general liability and other liability policies naming Agent as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Agent, showing lender loss payable to Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Credit Party or any other Person shall affect the right of Agent or Lenders to recover under such policy or policies of insurance in case of loss or damage.

7.17         Deposit and Disbursement Accounts. Disclosure Schedule 7.17 lists as of the Effective Date all banks and other financial institutions at which each Credit Party, maintains deposits and/or other accounts and correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

7.18         Accounts. No Credit Party has made, nor will any Credit Party make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by a Credit Party and such other compromises or settlements in the ordinary course of its business consistent with historical practice of such Credit Party. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to Agent with respect thereto are actually and absolutely owing to a Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to Agent as required hereunder; and (c) to each Credit Party’s knowledge all Account Debtors have the capacity to contract.

7.19         Conduct of Business. Each Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and each Credit Party’s other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

7.20         Material Contracts. No Credit Party is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any Material Contract except to the extent that such failure could reasonably be expected to have a Material Adverse Effect.

7.21         Further Assurances. At any time and from time to time, upon the written request of Agent and at the sole expense of Credit Parties, each Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Agent’s rights in any Collateral, or (c) to enable Agent and Lenders to exercise all or any of the rights and powers herein granted.

7.22         Use of Proceeds. All proceeds of all Loans and Letters of Credit shall be used by Borrowers solely for Permitted Acquisitions and such other purposes as specifically permitted pursuant to the terms of this Agreement.

7.23         Financing Right of First Offer. If, in connection with an Acquisition where the consideration therefor will be paid other than by cash of Initial Borrower or any direct or indirect Subsidiary of Initial Borrower or by the issuance of Equity Interests of Initial Borrower, each Borrower hereby grants to Lenders a right of first offer to provide such financing. Borrowing Representative shall notify Agent of its request for such financing and submit in writing to Agent, the sources and uses of funds for the proposed transaction, the requested amount of any such proposed financing and, to the extent not in violation of any applicable confidentiality agreement, the supporting financial information and documentation relating to the proposed Acquisition. Lenders shall have the right, but not the obligation, to deliver a term sheet setting forth the terms and conditions upon which Lenders would be willing to provide such financing. Within ten (10) Business Days of receipt by Agent of all such information required by Agent and Lenders in connection with such request, Agent shall either inform Borrowing Representative that Lenders have declined to provide such financing or Agent shall deliver a term sheet setting forth the proposed terms and conditions on which Lenders will seek approval to provide such financing. Upon acceptance in writing of such proposed term sheet by Borrowing Representative, Lenders shall seek credit approval for such financing and inform Borrowing Representative within thirty (30) days of receipt of such accepted term sheet as to whether or not Lenders have received approval with respect thereto. If Lenders have declined to provide such financing or Borrowers have not accepted the proposed term sheet, Borrower may seek Outside Financing to provide such financing,

7.24         Life Insurance. Credit Parties shall maintain each Life Insurance Policy in full force and effect and if any Life Insurance Policy shall be scheduled to terminate within thirty (30) days, such Credit Party shall deliver to Agent a satisfactory renewal thereof. Credit Parties shall pay all premiums on the Life Insurance Policy when due and shall take any other action that impairs the value of the Life Insurance Policy.

7.25         Subsidiaries. Within ten (10) Business Days following the time that any Credit Party forms any direct or indirect Subsidiary (other than a direct or indirect Subsidiary of an Excluded Subsidiary) or acquires any direct or indirect Subsidiary (other than a direct or indirect Subsidiary of an Excluded Subsidiary) after the Effective Date, within ten (10) Business Days of such event (or such later date as permitted by Agent in its sole discretion), Credit Parties shall (a) cause such new Subsidiary to become a Guarantor and to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary, (b) provide, or cause the applicable Credit Party to provide, to Agent a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership Equity Interests owned by such Credit Party in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided that with respect to a Foreign Subsidiary of any Credit Party, such Credit Party shall only be required to pledge sixty five percent (65%) of the outstanding voting Equity Interests held by such Credit Party and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above Nothing contained in this Section 7.25 shall prohibit any Credit Party from forming or acquiring a Subsidiary that will be an Excluded Subsidiary.

8.          FINANCIAL REPORTS; FINANCIAL COVENANTS

8.1           Reports and Notices. From the Effective Date until the Termination Date, each Borrowing Representative shall deliver to Agent and each Lender:

(a)          within sixty (60) days following the end of each Fiscal Quarter, the Financial Statements for such Fiscal Quarter on a consolidated and consolidating basis, setting forth in each case in comparative form the figures as of the end of and for the corresponding period, in the previous Fiscal Year and accompanied by a Compliance Certificate executed by the Chief Executive Officer, Chief Financial Officer or Director of Borrowing Representative;

(b)        within one hundred and twenty (120) days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year on a consolidated basis certified by CohnReznick LLP or another independent certified accounting firm or recognized standing reasonably acceptable to Agent, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) any management letter that may be issued, (iii) unaudited consolidating Financial Statements for such Fiscal Year on a consolidating basis and (iv) a Compliance Certificate executed by the Chief Executive Officer, Chief Financial Officer or Director of Borrowing Representative;

(c)        within sixty (60) days after the close of each calendar quarter a copy of its Quarterly Royalty Collections Report showing actual royalties billed and collected in the period covered thereby and setting forth the GMR for such period.

(d)        promptly upon their distribution, copies of all financial statements, reports and proxy statements which Initial Borrower shall have sent to its Equity Interests Holders, promptly after the sending or filing thereof, copies of all regular and periodic reports which Initial Borrower shall file with the London Stock Exchange, the Securities and Exchange Commission or any other securities exchange; and

(e)        each Borrower will cause each Guarantor to comply with the financial reporting requirements set forth in their respective Guaranties.

8.2       Financial Covenants. No Borrower shall breach any of the financial covenants set forth in Schedule II.

8.3       Other Reports and Information. Each Credit Party shall advise Agent promptly, in reasonable detail, of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; (c) the occurrence of any Default, Event of Default or other event which has had or could reasonably be expected to have a Material Adverse Effect; and (d) any actual or alleged breaches of any Material Contract or termination or threat to terminate any Material Contract or any amendment to or modification of a Material Contract, in each case which affect in a material respect the amount payable to a Credit Party thereunder or could otherwise reasonably be expected to have a Material Adverse Effect, or the execution of any new Material Contract by any Credit Party. Each Credit Party shall, upon request of Agent, furnish to Agent such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Credit Party or the Collateral as Agent may request, all in reasonable detail.

8.4       Trademarks and License Agreements. Borrower shall provide (i) written notice to Agent immediately upon any occurrence of the termination of any Material Contract and (ii) within forty-five (45) days after the close of each calendar quarter a written report summarizing all material changes to and material defaults under any Material Contract.

8.5       Intentionally Omitted.

8.6       Bank Accounts. Each Credit Party shall maintain its primary deposit accounts and operating accounts at Agent in accordance with the standard account documents of Agent such that at least 80% of the aggregate amount of cash of such Persons are in deposit accounts at Agent.

9.        NEGATIVE COVENANTS

Each Credit Party covenants and agrees that from the Effective Date until the Termination Date, such Credit Party shall not, directly or indirectly, by operation of law or otherwise:

(a)        consummate an Acquisition or otherwise combine with or make any investment in any Person, except (i) any Subsidiary of a Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to an Included Subsidiary; (ii) any Credit Party may be merged or consolidated with or into another Credit Party except that if a Borrower is a party to such merger or consolidation, such Borrower shall be the continuing or surviving entity; (iii) a Permitted Acquisition; (iv) an Acquisition consummated by an Excluded Subsidiary provided that such Acquisition is not consummated with the proceeds of a Loan and, to the extent such Acquisition is consummated with Outside Financing, such Borrower has complied with Section 7.23; (v) investments in Excluded Subsidiaries, provided that prior to or after giving effect thereto no Event of Default shall occur or be continuing; and (vi) investments in a Person in which one or more Persons other than any the Credit Parties or their Subsidiaries owns 50% or more of Equity Interests, provided that prior to or after giving effect thereto no Event of Default shall occur or be continuing;

(b)        cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Effective Date set forth on Disclosure Schedule 9(b), and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof and any shortening of the maturity of any principal amount thereof) except that any Credit Party may amend Disclosure Schedule 9(b) to (A) modify the manner, calculations or mechanics by which amounts thereunder are payable in Equity Interests of Initial Borrower and (B) extend the maturity of all or any portion of the Indebtedness evidenced thereby; (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of a Borrower if the primary obligation is permitted by this Agreement; (vi) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Effective Date in an aggregate outstanding amount for Credit Parties not exceeding the $750,000; (vii) unsecured indebtedness not to exceed $500,000 in the aggregate at any time outstanding; (viii) indebtedness under Rate Contracts entered in the ordinary course of business in order to mitigate interest rate, currency or similar risks and not for speculative purposes with respect to the Term Loan;

(c)        enter into any lending, borrowing or other commercial transaction with any of its employees, directors or Affiliates (including upstreaming and downstreaming of cash and intercompany loan and advances) other than (i) transactions on terms not materially less favorable than if the transaction had been negotiated in good faith on an arm’s length basis with a non-Affiliate, (ii) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding the Minimum Actionable Amount and (iii) the allocation by Initial Borrower of general administrative and other corporate expenses of Initial Borrower to any other Credit Party in accordance with Initial Borrower’s expense allocation method that is an acceptable methodology with segment reporting;

(d)        make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or amend its charter or by-laws or other organizational documents;

(e)        create or permit any Lien on any of its properties or assets, except for Permitted Liens and Liens to secure Outside Financing on the Equity Interests held in Excluded Subsidiaries;

(f)        sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Equity Interests or engage in any sale-leaseback, synthetic lease or similar transaction except for (i) dispositions of obsolete, worn out or damaged Equipment not used in any Credit Party’s business; (ii) as permitted pursuant to the terms of the Intellectual Property Security Agreement; (iii) the sale of Inventory in the ordinary course of business; (iv) the disposition of other assets having a fair market value not to exceed $750,000 in the aggregate in any Fiscal Year; (v) any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any property of any Credit Party if such property is Collateral; (vi) non-exclusive licenses of Intellectual Property in the ordinary course of business; (vii) any transfer, conveyance, assignment or other disposition from one Credit Party to another Credit Party.

(g)        change its name, state of incorporation or organization, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the Effective Date without such Credit Party, in each instance, giving thirty (30) days prior written notice thereof to Agent and taking all actions deemed necessary or appropriate by Agent to continuously protect and perfect Agent’s Liens upon the Collateral or store or hold any assets of another Person other than advertising contributions, royalty advances and security deposits received by a Credit Party in the ordinary course of business except to the extent Agent has received notice thereof;

(h)        make or permit any Restricted Payment other than: (i) any Subsidiary of a Credit Party may make such payments to such Credit Party; (ii) Pass-Thru Distributions on a quarterly basis not more than five (5) business days prior to the date on which any quarterly estimated tax payment is payable; provided, however, that, upon determination of the actual tax liability with respect to the taxable income of a Credit Party for any tax year, the next quarterly estimated payment shall be increased or reduced by the difference between the estimated payments made during such tax year and such actual tax liability; (iii) subject to compliance with the Cash Flow Recapture Requirement for such Fiscal Year, Initial Borrower may make distributions from Excess Cash Flow on or after January 1, 2016, in an amount not to exceed fifty percent (50%) of Excess Cash Flow; (iv) dividend payments or distributions in the form of Equity Interests; and (v) as long as no Event of Default has occurred and is continuing or would arise as a result thereof and after giving effect to such payment Initial Borrower has retained funds in amount equal to ten percent (10%) of the Excess Cash Flow for the most recently completed Fiscal Quarter, any Credit Party may redeem Equity Interests from officers, directors and employees of such Credit Party.

10.       SECURITY INTEREST

10.1       Grant of Security Interest.

(a)        As collateral security for the prompt and complete payment and performance of all of the Obligations, each Credit Party executing this Agreement hereby grants to Agent for the benefit of Secured Parties a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts and all funds on deposit therein; all cash and cash equivalents; all commodity contracts; all investments, Equity Interests and Investment Property; all Inventory; all Equipment; all Goods; all Chattel Paper, all Documents; all Instruments; all Books and Records; all General Intangibles; all Supporting Obligations; all Letter-of-Credit Rights; and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste and the Excluded Equity Interests (all of the foregoing, together with any other collateral pledged to Agent for the benefit of Secured Parties pursuant to any other Loan Document, collectively, the “Collateral”).

(b)        Each Credit Party executing this Agreement and Agent agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Agent for the benefit of Secured Parties. Each such Credit Party represents, warrants and promises to Agent and Lenders that: (i) such Credit Party is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Liens; (ii) the security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral in favor of Agent for the benefit of Secured Parties as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from such Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens. Each Credit Party executing this Agreement promises to defend the right, title and interest of Agent in and to the Collateral against the claims and demands of all Persons whomsoever (other than with respect to Permitted Liens), and each Credit Party shall take such actions, including (x) the prompt delivery of all negotiable Documents, original Instruments, Chattel Paper and certificated Equity Interests owned by such Credit Party to Agent, (y) notification of Agent’s interest in Collateral at Agent’s request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve such Credit Party’s and Agent’s respective and several interests in the Collateral. Each Credit Party executing this Agreement shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. All Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank Hapoalim B.M., as Agent.”

(c)        Each Credit Party executing this Agreement shall take such action reasonably requested by Agent to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgments of Agent’s Liens from bailees having possession of such Credit Party’s Goods that they hold for the benefit of Agent.

(d)        Each Credit Party executing this Agreement shall promptly, and in any event within two (2) Business Days after becoming a beneficiary under a letter of credit, notify Agent thereof and thereafter enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to Agent, all in form and substance reasonably satisfactory to Agent.

(e)        Each Credit Party executing this Agreement shall take all steps as Agent may reasonably request to grant Agent control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(f)        Each Credit Party executing this Agreement hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Uniform Commercial UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of such Credit Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (y) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the UCC or the filing office for acceptance of any financing statement or amendment, including whether each Credit Party is an organization, the type of organization and any organization identification number issued to each Credit Party, and in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Credit Party agrees to furnish any such information to Agent promptly upon request. Each Credit Party also ratifies its authorization for Agent to have filed any initial financing statements or amendments thereto if filed prior to the date hereof.

(g)        Each Credit Party shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Agent, each Credit Party shall enter into a supplement to this Agreement, granting to Agent for the benefit of Secured Parties a Lien in such commercial tort claim.

10.2       Agent’s Rights.

(a)        Agent may (i) at any time in Agent’s own name or in the name of each Credit Party, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) following the occurrence of an Event of Default, at any time and without prior notice to any Credit Party notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Agent and that payments shall be made directly to Agent. Upon the request of Agent, each Credit Party shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Each Credit Party hereby constitutes Agent or Agent’s designee such Credit Party’s attorney with power to endorse such Credit Party’s name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

(b)        Each Credit Party shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and neither Agent nor any Lender shall have any obligation or liability whatsoever to any Person under any Contract, Instrument or License (between any Credit Party and any Person other than Agent or any Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and neither Agent nor any Lender shall be required or obligated in any manner (i) to perform or fulfill any of the obligations of any Credit Party, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

10.3       Agent’s Appointment as Attorney-in-Fact. On the Effective Date, each Credit Party shall execute and deliver a Power of Attorney in the form attached as Exhibit D. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent under the Power of Attorney are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent agrees, except for the powers granted in clause (h) of the Power of Attorney, not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Each Credit Party authorizes Agent to file any financing or continuation statement without the signature of Borrowers to the extent permitted by applicable law. NONE OF AGENT OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY CREDIT PARTY FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

10.4       Grant of License to Use Intellectual Property Collateral. In connection with the exercise of Agent’s rights and remedies with respect to the Collateral following an acceleration of the Obligations, each Credit Party hereby grants to Agent an irrevocable, non-exclusive license without payment of royalty or other compensation to any Credit Party, but subject to the terms of any agreements relating thereto (including the payment of royalties required thereunder), to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by any Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, that such license will terminate on the Termination Date and all amounts received by Agent with respect thereto shall be applied to the Obligations.

10.5       Terminations; Amendments Not Authorized. Each Credit Party executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Borrower’s rights under Section 9-509(d)(2) of the UCC.

10.6       Inspections. At all times following the occurrence of a Default or an Event of Default and up to one time during each 6-month period, absent the occurrence of a Default or an Event of Default, at a time during normal business hours mutually agreeable to Agent and Borrowing Representative, Agent shall have the right, at the cost and expense of Borrowers, to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each Credit Party’s properties and the Collateral, (b) inspect, examine and copy (or take originals if necessary) and make extracts from such Credit Party’s Books and Records, including management letters prepared by independent accountants, and (c) discuss with each Credit Party’s principal officers, and independent accountants, each Credit Party’s business, assets, liabilities, financial condition, results of operations and business prospects. Each Credit Party will deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for such Credit Party.

11.       TERM

11.1       Term of Agreement. Any obligation of Lenders to make Loans and extend their financial accommodations under this Agreement or any Loan Document shall continue in full force and effect until the expiration of the applicable Term. The termination of the Agreement shall not affect any of Agent’s or any Lender’s rights hereunder or any Loan Document and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been paid or performed in full. Notwithstanding the foregoing, Agent shall release its security interests at any time upon payment to it of all Obligations if each Credit Party shall have provided Agent with an executed release of any and all claims which Credit Parties may have or thereafter have under this Agreement and/or any Loan Document.

11.2       Termination of Lien. The Liens and rights granted to Agent hereunder and any Loan Documents and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of any obligation to extend financial accommodations under this Agreement or the fact that Borrowers’ account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been paid or performed in full after the termination of this Agreement or each Credit Party has furnished Agent with an indemnification satisfactory to Agent with respect thereto. Agent shall not be required to send such termination statements to any Credit Party, or to file them with any filing office, unless and until all obligations to extend financial accommodations under the Loan Documents shall have been terminated in accordance with their terms and all Obligations paid or performed in full.

11.3       Release of Lien. Agent shall release any Lien held by Agent hereunder and under any other Loan Documents and the financing statements filed in connection herewith or therewith against any part of the Collateral is sold or disposed of by any Credit Party if such sale or disposition is permitted by this Agreement or is otherwise consented to by Required Lenders.

12.       EVENTS OF DEFAULT

12.1       Events of Default. If any one or more of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)       any Borrower (i) shall fail to pay the principal of any Loan when and as the same shall become due and payable (whether at maturity, by acceleration or otherwise) or (ii) shall fail to pay interest on any Loan, any fees payable hereunder or any other Obligations within three (3) Business Days of when such becomes due and payable; or

(b)       any representation or warranty made or deemed made in or in connection with this Agreement or any other Loan Document or as an inducement to enter into this Agreement or any other Loan Document or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument or agreement furnished in connection with or pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect when made, deemed to be made or furnished; or

(c)       (i) any Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Sections 7.1, 7.3, 7.18, 7.19, 8.2 and 9 of this Agreement; or (ii) any Credit Party shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement (other than those set forth in the Sections referred to in clause (i) immediately above) or any of the other Loan Documents and such breach is not remediable or, if remediable, continues unremedied for a period of thirty (30) days after the earlier to occur of (x) the date on which any officer of any Credit Party becomes aware of such breach and (y) the date on which Agent shall have notified any Credit Party of such breach; or

(d)       this Agreement or any other Loan Document shall not be for any reason, or shall be asserted by any Credit Party not to be, in full force and effect in all material respects in accordance with its terms or the Lien granted or intended to be granted to Agent pursuant to this Agreement or any other Loan Document shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in this Agreement or another Loan Document); or

(e)       any judgment involving an aggregate liability of $750,000 or more (excluding amounts covered by insurance to the extent the relevant third party insurers have agreed in writing to cover such amounts) shall be rendered against any Credit Party or there shall be any attachment or execution against any of the assets or properties of any Credit Party, and such judgment, attachment or execution remains unpaid, unstayed or undismissed for a period of thirty (30) days from the date of such judgment; or

(f)       any Credit Party shall be dissolved or shall generally not pay, or shall be generally unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted or a petition shall be filed by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and , in the case of any such proceeding filed against a Credit Party, such proceeding shall continue undismissed or unstatyed for sixty (60) days; or any Credit Party shall take any action to authorize any of the actions set forth above in this clause (f); or

(g)          any Credit Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness exceeding $500,000 when and as the same shall become due and payable or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or

(h)       the occurrence of a Change of Control or Change of Management; or

(i)       there shall be commenced against any Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or any Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(j)       the termination of, any amendment or other modification to, or any default under any QVC Agreement, the Master License Agreement or any other Revenue License but only to the extent such event could reasonably be expected to have a Material Adverse Effect on any Credit Party’s business or financial condition and, with respect to any such termination, the applicable Credit Party has not replaced the applicable agreement within sixty (60) days of such termination in the case of any QVC Agreement or within ninety (90) days of such termination in the case of any other such agreement, in each case with a similar agreement which generates revenue at least equivalent to the agreement which was terminated; or

(k)       the occurrence of any event with Elizabeth Arden that results in a material adverse effect on the value of the Intellectual Property purchased pursuant to the Asset Purchase Agreement dated as of December 22, 2014 among Initial Borrower, H Licensing and The H Company IP, LLC; or

(l)       any Credit Party shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or Intercreditor Agreement or make any payment on the Subordinated Debt that any Person was not entitled to receive under the provisions of the applicable Subordination Agreement or Intercreditor Agreement;

then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing, Agent in its sole discretion may, and at the direction of the Required Lenders shall, declare any or all of the Obligations to be due and payable, and the same shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, other than the notices required by this Section 12.1; provided, however, if an Event of Default under paragraph (f) above shall occur and be continuing, then all of the Obligations shall become immediately due and payable without any necessary action or notice by Agent.

12.2        Remedies.

(a)      In addition to the rights and remedies set forth in Section 12.1, if any Event of Default shall have occurred and be continuing, Agent may, without notice except to the extent required by applicable law, require that all Letter of Credit Obligations be fully cash collateralized pursuant to Schedule IV, or exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

(b)       Without limiting the generality of the foregoing, each Credit Party expressly agrees that upon the occurrence of any Event of Default and expiration of the applicable cure period, Agent may take any action necessary to collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, or appoint a third party to do so and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery. Agent shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Secured Parties the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Credit Party hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Credit Party’s premises or elsewhere and shall have the right to use any Credit Party’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Agent deems necessary or advisable.

(c)       Upon the occurrence and during the continuance of an Event of Default and expiration of any applicable cure period, and at Agent’s request, each Credit Party further agrees to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at its premises or elsewhere. Agent shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, each Credit Party waives all claims, damages, and demands against Agent, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Each Credit Party agrees that ten (10) days prior notice by Agent to each Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent and Lenders are entitled.

(d)       Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

12.3       Waivers. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Agent or any Lender on which any Credit Party may in any way be liable; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

12.4       Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Agent upon receipt to the Obligations in such order as Agent may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations) and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Agent of any other amount required by any provision of law, including the UCC, the surplus, if any, shall be paid to Borrowers or their representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

13.       AGENT

13.1       Appointment and Duties.

(a)       Each Lender and each LC Issuer hereby appoints Agent (together with any successor Agent pursuant to Section 13.9) as agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b)       Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of Lenders and LC Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for Lenders and LC Issuer with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 12.1(f) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Secured Parties with respect to any Obligation in any proceeding described in Section 12.1(f) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and LC Issuer to act as collateral sub-agent for Agent, Lenders and LC Issuer for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender or LC Issuer, and may further authorize and direct Lenders and LC Issuer to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and LC Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)       Under the Loan Documents, Agent (i) is acting solely on behalf of Secured Parties, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, LC Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

13.2        Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or Required Lenders (or, if expressly required hereby, a greater proportion of Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of Secured Parties.

13.3       Use of Discretion.

(a)       Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law.

(b)       Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(c)       Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all Secured Parties; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) LC Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as LC Issuer) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 13.1 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 13.1, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.

13.4        Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party), provided that Agent shall be liable for all acts or failures to act of any such Person to the same extent as Agent would be if Agent performed such action. Any such Person shall benefit from this Article 13 to the extent provided by Agent.

13.5       Reliance and Liability.

(a)       Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with the terms of this Agreement, (ii) rely on the Register, (iii) consult with any advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)       None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, each Borrower and each other Credit Party hereby waive and shall not assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i)       shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)      shall not be responsible to any Lender, LC Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)     makes no warranty or representation, and shall not be responsible, to any Lender, LC Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv)     shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower, any Lender or LC Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, LC Issuer and each Borrower hereby waives and agrees not to assert (and each of Holdings and Borrowers shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c)       Each Lender and LC Issuer (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”). Each Lender and LC Issuer further acknowledges that any Agent Report (i) is provided to Lenders and LC Issuers solely as a courtesy, without consideration, and based upon the understanding that such Lender or LC Issuer will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties. Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)        Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender or LC Issuer receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s or LC Issuer’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender or LC Issuer any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Lender and LC Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender or LC Issuer having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or LC Issuer arising out of such Lender’s or LC Issuer’s access to any Agent Report or any discussion of its contents.

13.6       Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender or as one of Required Lenders respectively.

13.7       Lender Credit Decision. Each Lender and each LC Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or LC Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to Lenders or LC Issuers, Agent shall not have any duty or responsibility to provide any Lender or LC Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

13.8       Expenses; Indemnities; Withholding.

(a)       Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)       Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)       To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender.

13.9       Resignation of Agent .

(a)       Agent may resign at any time by delivering notice of such resignation to Lenders and Borrowing Representative, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 13.9. If Agent delivers any such notice, Required Lenders shall have the right to appoint a successor Agent. If, after thirty (30) days after the date of retiring Agent’s notice of resignation, no successor Agent has been appointed by Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent from among Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrowing Representative, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)       Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

13.10     Release of Collateral or Guarantors. Each Lender and LC Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of Section 13.10(b)(ii) below, release or subordinate) the following:

(a)       any Subsidiary of Borrowers from its guaranty of any Obligation if all of the Equity Interests of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)       any Lien held by Agent for the benefit of Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any property subject to a Lien permitted hereunder and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all Letter of Credit Obligations and all other Obligations under the Loan Documents that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than Letter of Credit Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender and LC Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of notice from the Borrowing Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 13.10.

14.       MISCELLANEOUS

14.1       No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege under this Agreement or any other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No notice to or demand on any Credit Party in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

14.2       Amendments and Waivers.

(a)       No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, Required Lenders (or by Agent with the consent of Required Lenders), and Credit Parties, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders directly affected thereby (or by Agent with the consent of all Lenders directly affected thereby), in addition to Agent and Required Lenders (or by Agent with the consent of Required Lenders) and Borrowers, do any of the following:

(i)       increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 12.2);

(ii)      postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to Lenders (or any of them) or LC Issuer hereunder or under any other Loan Document;

(iii)     reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv)     change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder;

(v)      amend this Section 14.2 or, subject to Section 14.2(e) below, the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vi)     discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v) and (vi).

(b)       No amendment, waiver or consent shall, unless in writing and signed by Agent or LC Issuer, as the case may be, in addition to Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of Required Lenders or all Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent or LC Issuer, as applicable, under this Agreement or any other Loan Document

(c)       No amendment or waiver shall, unless signed by Agent and Required Lenders (or by Agent with the consent of Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of LC Issuer to issue any Letter of Credit); (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of LC Issuer to issue any Letter of Credit); or (iii) amend or waive this Section 14.2(c).

(d)       Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to this Section 14.2) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an “Affected Lender” for purposes of Section 14.2(a)(i) and 14.2(a)(iii) solely with respect to an increase in such Non-Funding Lender’s Commitments, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the other Lenders holding Loans of the same type, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Revolving Loans and Revolving Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(e)       Notwithstanding anything to the contrary contained in this Section 14.2, (i) Borrowers may amend Disclosure Schedules upon notice to Agent and with the consent of Agent, (ii) Agent may amend Schedule III and V and (iii) Agent and Credit Parties may amend or modify this Agreement and any other Loan Document to (A) cure any ambiguity, omission, defect or inconsistency therein, or (B) grant a new Lien for the benefit of Secured Parties, extend an existing Lien over additional property for the benefit of Secured Parties or join additional Persons as Credit Parties.

14.3       Expenses; Indemnity.

(a)       Each Credit Party agrees to, jointly and severally, pay or reimburse Agent or each Lender for all costs and expenses (including, without limitation, the reasonable fees and expenses of all counsel, advisors, consultants and auditors) incurred by Agent and each Lender in connection with: (i) the preparation, negotiation, execution, delivery, performance and enforcement of this Agreement and the other Loan Documents, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated shall be consummated); (ii) the enforcement or protection of Agent’s and each Lender’s rights in connection with this Agreement and the other Loan Documents or in connection with the Loans; (iii) any advice in connection with the administration of the Loans or the rights under this Agreement or the other Loan Documents; (iv) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Agent, any Lender, any Credit Party or any other Person), and an appeal or review thereof, in any way relating to the Collateral, this Agreement, any other Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (v) any effort (x) to monitor the Loans, (y) to evaluate, observe or assess any Borrower or any other Credit Party or the affairs of such Person, and (z) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral. Each Credit Party further agrees, jointly and severally, to indemnify Agent and Lenders from and agrees to hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

(b)       Each Credit Party agrees, jointly and severally, to indemnify Agent, Lenders, the LC Issuers, their correspondents and each of their respective directors, shareholders, officers, employees and agents (each, an “Indemnified Person”) against, and agrees to hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnified Person arising out of, in any way connected with or as a result of (i) the use of any of the proceeds of any Loan, (ii) the transactions financed by the Loans, (iii) this Agreement, any other Loan Document or any other document contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby, or (iv) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not any Indemnified Person Indemnity is a party thereto; provided, however, that such indemnity shall not, as to any Indemnified Person, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of such Indemnified Party.

(c)       The provisions of this Section 14.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement and the repayment of the Loans. All amounts due under this Section 14.3 shall be payable on written demand therefor.

14.4       Borrowing Agency Provisions. If and to the extent that at any time or from time to time there are multiple Borrowers, then.

(a)       Each Borrower acknowledges that, together with each other Borrower, it is part of an affiliated common enterprise in which any loans or other financial accommodations extended to any one Borrower will result in direct and substantial economic benefit to each other Borrower, and each Borrower will likewise benefit from the economies of scale associated with Borrowers, as a group, applying for credit or other financial accommodations on a collective basis.

(b)       Each Borrower hereby irrevocably designates Borrowing Representative to be its agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent and Lenders to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Representative.

(c)       The handling of this credit facility as a co-borrowing facility with a Borrowing Representative in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower, jointly and severally, hereby indemnifies Agent and Lenders and holds Agent and Lenders harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent, any Lender or any LC Issuer by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent, any Lender or LC Issuer on any request or instruction from Borrowing Representative or any other action taken by Agent, any Lender or LC Issuer with respect to this Section 14.4 except due to willful misconduct or gross negligence by the indemnified party.

(d)       All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent, any Lender or LC Issuer to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent, any Lender or LC Issuer to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof.

14.5       Guaranty. Each Guarantor hereby, jointly and severally, absolutely and unconditionally guarantees to Secured Parties and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Secured Parties by each Borrower. Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations shall be absolute and unconditional, irrespective of, and unaffected by:

(a)       the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Documents;

(b)       the absence of any action to enforce this Agreement (including this Section 14.5) or any other Loan Document or the waiver or consent by any Secured Party with respect to any of the provisions hereof or thereof;

(c)       the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by any Secured Party in respect thereof (including the release of any such security);

(d)       the insolvency of any Credit Party; or

(e)       any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Guarantor that its obligations shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

14.6       Waivers. Each Credit Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or any Lender to marshal assets or to proceed in respect of the Obligations against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Credit Party. It is agreed among each Credit Party, Agent and Lenders that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 14.6 and such waivers, Lenders would decline to enter into this Agreement.

14.7       Benefit of Guaranty. Each Credit Party agrees that the provisions of Section 14.5 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and any Secured Party, the obligations of such other Credit Party under this Agreement or the other Loan Documents.

14.8       Subordination of Subrogation. Notwithstanding anything to the contrary in this Agreement or in any other Loan Documents, each Credit Party hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Credit Party acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Credit Party’s liability hereunder or the enforceability of Section 14.5.

14.9       Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under this Agreement or any other Loan Document giving Agent a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent and Lenders may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under Section 14.5. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by Agent and Lenders and waives any claim based upon such action, even if such action by Agent or any Lender shall result in a full or partial loss of any rights of subrogation which such Credit Party might otherwise have had but for such action by Agent or any Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law, this Agreement or any other Loan Document, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but may be credited against the Obligations. The difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under Section 14.5 notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

14.10     Liability Cumulative. The liability of Credit Parties under Section 14.5 is in addition to and shall be cumulative with all liabilities of each Credit Party to Secured Parties under this Agreement and the other Loan Documents or in respect of any Obligations or obligation of the other Credit Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

14.11     Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

14.12     Assignments and Participations; Binding Effect.

(a)       Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, each Borrower, the other Credit Parties hereto, Agent, each Lender and each LC Issuer receiving the benefits of the Loan Documents and each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document none of any Borrower, any other Credit Party, any LC Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)       Right to Assign. Each Lender may sell, transfer, negotiate or assign (each, an “Assignment”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender) or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and as long as no Event of Default is continuing, Borrowers (which acceptances shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after notice of a proposed Assignment is delivered to Borrowing Representative); provided, however, that (w) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and Letter of Credit Obligations subject to any such Assignment shall be in a minimum amount of $5,000,000, unless such Assignment is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of Borrowers (to the extent required) and Agent, (x) such Assignment shall be effective only upon the acknowledgement in writing of such sale by Agent, (y) interest accrued prior to and through the date of any such Assignment may not be assigned, and (z) such Assignment by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such Assignment, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status. Agent’s refusal to accept a sale to a Credit Party, an Affiliate of a Credit Party, a holder of Subordinated Debt or an Affiliate of such a holder, or to any Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon sales to such Persons, shall not be deemed to be unreasonable.

(c)       Procedure. The parties to each sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment Agreement evidencing such sale, together with any existing Note subject to such sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to this Agreement and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such sale, and (ii) if a sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such sale (unless waived or reduced by Agent). Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with clause (iii) of Section 14.12(b), upon Agent (and Borrowers, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment Agreement.

(d)       Effectiveness. Subject to the recording of an Assignment by Agent in the Register, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)          Grant of Security Interests. In addition to the other rights provided in this Section 14.12, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)          Participants and SPVs. In addition to the other rights provided in this Section 14.12, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or any Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loan and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 3.9 and 3.10, but, with respect to Section 3.9, only to the extent such participant or SPV delivers the tax forms required pursuant to Section 3.9(f) as if it were a Lender and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of Section 14.2(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (v) of Section 14.2(a). No party hereto shall institute (and Borrowers shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnified Person against any liability that may be incurred by, or asserted against, such Indemnified Person as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

(g)          A Lender that makes a grant to an SPV or sells a participation pursuant to Section 14.12(f) shall, acting solely as a non-fiduciary agent of Borrowers and the other Credit Parties, maintain a register similar to the Register (the “Participant Register”) on which it enters the name and address of each participant or SPV and the principal amounts (and stated interest) of each participant’s or SPV’s interest in the Loans or other Obligations under the Loan Documents. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such interest for all purposes of this Agreement notwithstanding any notice to the contrary. For avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

14.13         Set-off; Sharing of Payments.

(a)          Right of Setoff. Each of Agent, each Lender, each LC Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness, claims or other obligations at any time owing by Agent, such Lender, such LC Issuer or any of their respective Affiliates to or for the credit or the account of Borrowers or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender or LC Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each LC Issuer agrees promptly to notify Borrowing Representative and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 14.13 are in addition to any other rights and remedies (including other rights of setoff) that Agent, Lenders, LC Issuer, their Affiliates and the other Secured Parties, may have.

(b)          Sharing of Payments, Etc. If any Lender, Agent or LC Issuer directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or Proceeds) and such payment exceeds the amount Agent, such Lender or LC Issuer would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, Agent, such Lender or LC Issuer shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender, Agent or LC Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender, Agent or LC Issuer without interest and (ii) such Lender, Agent or LC Issuer shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender, Agent or LC Issuer were the direct creditor of the applicable Credit Party in the amount of such participation. If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in this Agreement.

14.14         Replacement of Lender. Within forty-five (45) days after: any failure by any Lender to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, Borrowers may, at its option, notify Agent and such Affected Lender (or such non-consenting Lender) of Borrowers’ intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or such non-consenting Lender) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that Borrowers have reimbursed such Affected Lender for any increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 14.14 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 14.14, Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by Borrowers, the Replacement Lender and Agent, shall be effective for purposes of this Section 14.14 and Section 14.12. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

14.15         Creditor-Debtor Relationship. The relationship between Agent, each Lender and the LC Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Secured Parties and Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

14.16         Actions in Concert. Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

14.17         Descriptive Headings. The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

14.18         Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 14.18, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule III or to such other address (or facsimile number) as may be substituted by notice given as herein provided or may be set forth in an Assignment Agreement.

14.19         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.20         Entire Agreement; Counterparts. This Agreement and the other Loan Documents represent the agreement of Credit Parties, Agent and Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Borrower, Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, express or implied, is intended to confer upon any party, other than the parties hereto and thereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original signature hereto.

14.21         SUBMISSION TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY: (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY, RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE III TO THIS AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 14.19; AND (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

14.22         WAIVER OF TRIAL BY JURY, CERTAIN DAMAGES AND SETOFFS. IN ANY LEGAL ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY, RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT DELIVERED PURSUANT HERETO OR THERETO, (A) EACH OF EACH CREDIT PARTY, AGENT AND EACH LENDER HEREBY, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUCH LEGAL ACTION OR PROCEEDING, AND (B) EACH OF EACH CREDIT PARTY, AGENT AND EACH LENDER HEREBY, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, ACTUAL DAMAGES. EACH BORROWER AGREES THAT THIS SECTION 14.22 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT LENDERS WOULD NOT EXTEND TO ANY BORROWER ANY LOANS HEREUNDER IF THIS SECTION 14.25 WERE NOT PART OF THIS AGREEMENT.

14.23         GOVERNING LAW. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF

14.24         Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or otherwise, all as though such payments had not been made.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

XCEL BRANDS, INC.

By:
Name:
Title:

IM BRANDS, LLC

By:
Name:
Title:

JR LICENSING, LLC

By:
Name:
Title:

H LICENSING, LLC

By:
Name:
Title:

C WONDER LICENSING, LLC

By:
Name:
Title:

SIGNATURE PAGE TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

XCEL DESIGN GROUP, LLC

By:
Name:
Title:

IMNY RETAIL MANAGEMENT, LLC

By:
Name:
Title:

IMNY E-STORE, USA, LLC

By:
Name:
Title:

BANK HAPOALIM B.M.

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

SCHEDULE I

CONDITIONS PRECEDENT

The following items must be received by Agent in form and substance satisfactory to Agent on or prior to the date of the initial Loan:

1.          this Agreement duly executed by each Credit Party;

2.          the Term Loan Note duly executed by each Borrower;

3.          acknowledgement copies of proper financing statements (Form UCC-l) duly filed under the UCC in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect Agent’s Lien on the Collateral;

4.          certified copies of UCC, tax lien and judgment searches, or other evidence satisfactory to Agent, listing all effective financing statements which name each Credit Party (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions requested by Agent, together with copies of such other financing statements;

5.          duly executed Intellectual Property Security Agreement from each Credit Party which owns Intellectual Property;

6.          duly executed Pledge Agreement from Initial Borrower together with the certificates representing the Equity Interests of Included Subsidiaries owned by Initial Borrower, together with an undated stock power for each such certificate executed in bland by a duly authorized officer of Initial Borrower;

7.          duly executed favorable opinions of counsel to Credit Parties addressing such matters as Agent may reasonably request;

8.          evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Agent, desirable to perfect Agent’s Lien on the Collateral and ensure such Collateral is free and clear of other Liens;

9.          Powers of Attorney duly executed by each Credit Party;

10.         for each Credit Party, such Person’s (a) charter and all amendments thereto, (b) good standing certificates in its state of incorporation and (c) good standing certificates and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Effective Date and certified by the applicable Secretary of State;

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11.         a certificate of an officer of each Credit Party together with copies of: (a) such Person’s bylaws or operating agreement together with all amendments thereto and (b) resolutions of such Person’s Board of Directors Members, Managers and Equity Interests Holders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Effective Date by an officer of such Person as being in full force and effect without any modification or amendment;

12.         for each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Effective Date by such Person’s officer as being true, accurate, correct and complete;

13.         any and all subordination and/or intercreditor agreements as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party; and

14.         such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

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SCHEDULE II

FINANCIAL COVENANTS

1.          Minimum Net Worth. Net Worth of Initial Borrower and the Included Subsidiaries on a consolidated basis shall not be less than $90,000,000 at the end of each Fiscal Quarter ending on December 31 and June 30 of each fiscal year.

2.          Minimum Liquid Assets. Liquid Assets of Initial Borrower and the Included Subsidiaries on a consolidated basis shall be at least $5,000,000 at all times until such time as the ratio of Indebtedness to EBITDA is less than 1.0 to 1.0, in which event Liquid Assets of Initial Borrower and its Subsidiaries on a consolidated basis shall be at least $3,000,000.

3.          Fixed Charge Coverage Ratio. The Fixed Charge Ratio of Initial Borrower and the Included Subsidiaries on a consolidated basis at the end of each Fiscal Quarter ending on December 31 and June 30 of each fiscal year for the twelve Fiscal Month period ending on such Fiscal Quarter shall not be less than 1.20 to 1.00.

4.          Capital Expenditures. Capital Expenditures of Initial Borrower and the Included Subsidiaries on a consolidated basis in the Fiscal Year ending December 31, 2016 shall not exceed $2,650,000 and in any Fiscal Year ending after December 31, 2016 shall not exceed $700,000.

5.          Minimum EBITDA. EBITDA of Initial Borrower and the Included Subsidiaries on a consolidated basis shall not be less than $7,500,000 for the Fiscal Year ending December 31, 2015, not less than $9,500,000 for the Fiscal Year ending December 31, 2016 and not less than $9,000,000 for each Fiscal Year ending on and after December 31, 2017.

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SCHEDULE III

ADDRESSES FOR NOTICES

Agent’s, LC Issuers and BHI’s Address:

Name:	Bank Hapoalim B.M.
Address:	1177 Avenue of the Americas
New York, New York 10036
Attention:	Amanda Milazzo, Vice President
Telephone:	(212) 782-2177
Facsimile:	(212) 782-2345

and

Attention:	Mitchell Barnett, Senior Vice President
Telephone:	(212) 782 2064
Facsimile:	(212) 782 2345

Each Credit Party’s and Borrowing Representative’s Address:

Name:	Xcel Brands, Inc.
Address:	475 Tenth Avenue, 4th Floor
New York, New York 10018
Attention:	James Haran
Telephone:	(347) 532-5894
Facsimile:	(347) 436-9178

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SCHEDULE IV

GENERAL TERMS FOR LETTERS OF CREDIT

1.          LC Issuer may, subject to the terms and conditions hereinafter set forth, incur Letter of Credit Obligations in respect of the issuance of Letters of Credit issued on terms acceptable to LC Issuer and supporting obligations of a Borrower incurred in the ordinary course of such Borrower’s business, in order to support the payment of such Borrower’s inventory purchase obligations, insurance premiums, or utility or other operating expenses and obligations, as Borrowing Representative, on behalf of such Borrower, shall request by written notice to Agent that is received by Agent not less than five (5) Business Days prior to the requested date of issuance of any such Letter of Credit; provided, that: (a) that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed an amount to be agreed upon between such Borrower and Agent and (b) no Letter of Credit shall have an expiry date which is later than the Revolving Loan Maturity Date or one year following the date of issuance thereof. The applicable Borrower will enter into an application and agreement for such Letter of Credit with the LC Issuer selected by Agent. The LC Issuer shall be determined by Agent in its sole discretion.

2.          The notice to be provided to Agent requesting that Lenders incur Letter of Credit Obligations shall be in the form of a Letter of Credit application in the form customarily employed by the LC Issuer, together with a written request by a Borrower and the LC Issuer that Agent approve such Borrower’s application. Approval by Agent in the written form agreed upon between Agent and the LC Issuer (a) will authorize the LC Issuer to issue the requested Letter of Credit and (b) will conclusively establish the existence of the Letter of Credit Obligation as of the date of such approval.

3.          Each Letter of Credit shall be subject to the Uniform Commercial Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

4.          Each reimbursement by Lenders of a payment by the LC Issuer or Agent pursuant to a Letter of Credit shall be deemed to be a Revolving Loan on the date of such reimbursement in a principal amount equal to the amount so paid. Each Borrower shall be obligated to reimburse Agent and each Lender for each payment made in respect of any Letter of Credit (including, the payment of principal, fees and interest on any payment made by Agent or any Lender in reimbursement of any payment made under a Letter of Credit by an LC Issuer.

5.          The obligations of each Borrower under this Schedule IV shall be absolute, unconditional and irrevocable under any and all circumstances and shall be paid strictly in accordance with this Agreement irrespective of: (a) any lack of validity or enforceability of any Letter of Credit or of any demand, application, reimbursement agreement or other agreement or instrument relating thereto (collectively, the “Related Documents”); (b) the existence of any claim, setoff, defense or other right that any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, Agent, any Lender, the LC Issuer, any of their correspondents or any other Person; (c) any improper or erroneous or mistaken payment by any LC Issuer under any Letter of Credit; (d) any supplement or waiver of or any consent to depart from the terms of any Letter of Credit or Related Document; and (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

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6.          Neither Agent nor any LC Issuer nor any of their correspondents shall be responsible for: (a) the use which may be made of any Letter of Credit, or any acts or omissions in connection therewith; (b) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by documents; (c) any difference in character, quality, quantity, condition or value of the goods from that expressed in the documents; (d) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (e) the time, place, manner or order in which shipment is made; (f) any partial or incomplete shipment or failure or omission to ship any or all of the goods referred to in any Letter of Credit; (g) the character, adequacy, validity or genuineness of any insurance, the solvency or responsibility of any insurer or any other risk connected with insurance; (h) any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with goods or the shipping thereof; (i) the solvency, responsibility or relationship to the goods of any party issuing any documents in connection with the goods; (j) any delay in arrival or failure to arrive of either the goods or any of the documents relating thereto; (k) any delay in giving or failure to give notice of arrival or any other notice; (l) any breach of contract between the shippers or vendors and the consignees or buyers; (m) compliance with or circumstances resulting from any laws, customs and regulations which may be effective in countries of negotiation or payment of any Letter of Credit; (n) any failure of any draft, instrument or demand to bear any reference or adequate reference to the related Letter of Credit, any failure of documents to accompany any draft, instrument or demand at negotiation or any failure of any Person to note the amount of any draft, instrument or demand on the reverse of the related Letter of Credit or to surrender or take up such Letter of Credit or to send forward documents apart from drafts, in each case as required by the terms of the related Letter of Credit, any of which requirements, if contained in any Letter of Credit, may be waived by Agent or the LC Issuer; (o) any errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, telex, cable, telegraph, wireless or otherwise, whether or not they be in cipher; (p) any failure of any document to conform to, or be presented under, the Letter of Credit in any instance where any Borrower or its agent, upon request, has received documents and/or goods represented thereby; or (q) any refusal by Agent, the LC Issuer or any of their correspondents to pay or honor drafts drawn or purportedly drawn under any Letter of Credit because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter in force, or for any other matter beyond Agent’s control. Nor shall Agent nor any Lender be responsible for any act, error, omission, neglect or default under the terms of any Letter of Credit or any Related Documents or otherwise, or for any insolvency or failure in business, of the LC Issuer or any of the correspondents of Agent or the LC Issuer. None of the foregoing shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder, or any Borrower’s obligations hereunder. In furtherance of and extension of and not in limitation of the specific provisions hereinabove set forth, each Borrower agrees that any action taken, and any action or omission, by Agent, the LC Issuer or any of their correspondents, in the absence of bad faith on its part, under or in connection with any Letter of Credit or the related drafts, instruments or demands, documents or goods shall be binding on such Borrower and shall not put Agent, the LC Issuer or any of their correspondents under any resulting liability to Agent or any Lender.

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7.          Each Borrower agrees to procure promptly any necessary import and export and other licenses for the import or export or shipping of the goods or payment therefor, to comply with all foreign and domestic governmental regulations in regard to the shipment of the goods or the financing thereof, to furnish such certificates in that respect as Agent may at any time require, to keep the goods adequately covered by insurance satisfactory in all respects to Agent, with companies satisfactory to Agent, and to assign the policies and/or certificates of insurance to Agent, or to make the loss or adjustment, if any, payable to Agent, at Agent’s option, and to furnish Agent promptly on demand with evidence of acceptance by the insurers of such assignment.

8.          Each Borrower hereby certifies, covenants and agrees that no shipments will be made or other transactions undertaken under any Letter of Credit in violation of the laws of the United States, any applicable foreign law or the applicable regulations of any United States or foreign governmental agency or authority.

9.          In the event that any Letter of Credit Obligations, whether or not then due or payable, shall for any reason be outstanding on the Termination Date, each Borrower will either (a) cause the underlying Letter of Credit to be returned and canceled and each corresponding Letter of Credit Obligation to be terminated, or (b) pay to Agent, in immediately available funds, an amount equal to 105% of the maximum amount then available to be drawn under all Letters of Credit in favor of Borrowers not so returned and canceled to be held by Agent as cash collateral in an account under the exclusive dominion and control of Agent (the “Cash Collateral Account”).

10.         In the event Agent or Lenders shall incur any Letter of Credit Obligation, Borrowers agree to pay Agent and Lenders, the fees, charges and commissions agreed to between Borrowers and Agent and shall reimburse Agent and Lenders for all fees and charges paid by Agent on account of any Letter of Credit or Letter of Credit Obligations to the LC Issuer.

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SCHEDULE V

COMMITMENTS

Revolving Loan Commitments

$0

Term Loan Commitments

Bank Hapoalim B.M.	$27,875,000

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EXHIBIT A

REVOLVING LOAN NOTE

$[ ]	[ ]

This Revolving Loan Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of February 26, 2016 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among [________] (“Lender”), XCEL BRANDS, INC. (“Initial Borrower” and together with each Person who hereafter becomes a Borrower, collectively “Borrowers”), and any other Credit Party executing or becoming a party to the Loan Agreement, the financial institutions party thereto from time to time as Lenders and BANK HAPOALIM B.M., as agent for Lenders (in such capacity, “Agent”) Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrowers, jointly and severally, promise to pay to the order of Lender at the offices of Agent at offices located at 1177 Avenue of the Americas, New York, New York 10036 or at such other place as the holder hereof may from time to time designate to Borrowers in writing:

(i)          the principal sum of [             ($         )], or if different from such amount, the unpaid principal balance of Revolving Loan as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)         interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Revolving Loan Note referred to in the Loan Agreement and is secured, inter alia, by the Liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled to the benefits of the Loan Agreement and the other Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the other Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

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This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, each Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Each Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

2

Each Borrower agrees to pay to Agent all fees and expenses described in the Loan Agreement and the other Loan Documents.

XCEL BRANDS, INC.

By:
Name:
Title:

3

EXHIBIT B

FORM OF TERM LOAN NOTE

$27,875,000	[__], 2016

This Term Loan Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated as of February 26, 2016 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among [_________] (“Lender”), XCEL BRANDS, INC. (“Initial Borrower” and together with each Person who hereafter becomes a Borrower, collectively “Borrowers”), and any other Credit Party executing or becoming a party to the Loan Agreement, the financial institutions party thereto as Lenders and BANK HAPOALIM B.M., as agent for Lenders (in such capacity, “Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at the offices of Agent located at 1177 Avenue of the Americas, New York, New York 10036 or at such other place as the holder hereof may from time to time designate to Borrower in writing:

(i)          the principal sum of Twenty-Seven Million Eight Hundred and Seventy-Five Thousand Dollars ($27,875,000), payable, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof, in quarterly installments commencing on April 1, 2016 and on each April 1, July 1, October 1 and January 1 thereafter in the amounts set forth below for the corresponding period, with the entire unpaid balance due and payable on the Term Loan Maturity Date:

Period	Amount

April 1, 2016-October 1, 2016	$875,000
January 1, 2017-October 1, 2017	$1,000,000
January 1, 2018-October 1, 2018	$1,000,000
January 1, 2019-October 1, 2019	$1,000,000
January 1, 2020-October 1, 2020	$1,000,000

and

(ii)         interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate set forth in the Loan Agreement commencing on April 1, 2016 and on each April 1, July 1, October 1 and January 1 thereafter and upon payment in full of the principal amount of this Note. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Term Loan Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled to the benefits of the Loan Agreement and the other Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

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Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the other Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

2

Borrower agrees to pay to Agent all fees and expenses described in the Loan Agreement and the other Loan Documents.

XCEL BRANDS, INC.

By:
Name:
Title:

3

EXHIBIT C

FORM OF CERTIFICATE OF COMPLIANCE

Use Borrowing Representative Letterhead with this Form]

[Date]

To: Account Manager

This is to certify that in accordance with the Loan and Security Agreement dated as of February 26, 2016 (the “Loan Agreement;” capitalized terms are used herein as defined in the Loan Agreement) that the attached Financial Statements are complete and true and have been prepared in conformance with GAAP. In addition there are no Defaults or Events of Default continuing as of such date [if there are acceptable exceptions, list them].

No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contract and there had been no termination or threat of termination of any Material Contract except to the extent such default could not reasonably be expected to have a Material Adverse Effect or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Credit Party.

No Credit Party has formed or acquired any Subsidiary except for: [List new Subsidiaries, including Excluded Subsidiaries].

The following is a list of Outside Financing obtained by each Excluded Subsidiary: [List Outside Financing].

Also attached are the covenant calculations used in determining compliance with the financial covenants contained in Schedule II to the Agreement.

Very truly yours,

Chief Executive Officer

or Chief Financial Officer

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EXHIBIT D

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by [Insert Name of Credit Party], a [Insert Credit Party’s State of Formation] [Insert Credit Party’s form of organization] (“Grantor”) to Bank Hapoalim B.M. (hereinafter referred to as “Attorney”), as Agent, under an Amended and Restated Loan and Security Agreement, dated as of February 26, 2016 and other related documents (the “Loan Documents”). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to sell, transfer, pledge make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though Attorney were the absolute owner thereof for all purposes, and to do at the Grantor’s expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and Attorney’s security interest therein, in order to effect the intent of the Loan Documents, all as fully and effectively as Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) the exercise of voting rights with respect to voting securities, which rights may be exercised, if Attorney so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor on [          ].

[Insert Name of Credit Party]

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this _____ day of February, 2016, ______________, who is personally known to me appeared before me in his/her capacity as the ____________ of __________ (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of Bank Hapoalim B.M. to which this Certificate is attached.

Notary Public

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EXHIBIT E

FORM OF QUARTERLY ROYALTY COLLECTIONS REPORT

[Name]

Royalty Collection Report

Quarter Ending [                              ]

Account No.	Licensee	Contract Year	[Quarter] Revenue Payments Received	[Quarter] Guaranteed Minimum Royalties	[Quarter] Revenues (GAAP Basis)

			[Total]	[Total]	[Total]

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EXHIBIT F

FORM OF ASSIGNMENT AGREEMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between                    (“Assignor”) and                    (“Assignee”).

The parties hereto hereby agree as follows:

Borrower:	Xcel Brands, Inc., a Delaware corporation and , a (together, the “Borrowers”)

Agent:	Bank Hapoalim B.M., as administrative and collateral agent for the Lenders and LC Issuers (in such capacity and together with its successors and permitted assigns, the “Agent”)

Loan Agreement:	Amended and Restated Loan and Security Agreement, dated as of February 26, 2016, among Borrowers, the other Credit Parties party thereto, the Lenders and LC Issuers party thereto and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined in the Loan Agreement)

Effective Date:	_________, ____

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Loan/ Commitment Assigned	Aggregate amount of Commitments or principal amount of Loans for all Lenders		Aggregate amount of Commitments or principal amount of Loans Assigned		Percentage Assigned
Revolving Loan Commitment	$	______________	$	______________	__.___	%
Term Loan Commitment	$	______________	$	______________	__.___	%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

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Section 1.          Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Loan Agreement and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.          Representations, Warranties and Covenants of Assignor. Assignor (a) represents and warrants to Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with the Loan Agreement.

Section 3.          Representations, Warranties and Covenants of Assignee. Assignee (a) represents and warrants to Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of _______, a Lender and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any LC Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Equity Interests and agrees to use such information in accordance with the Loan Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Loan Agreement and (h) to the extent required pursuant to Section 3.9(f) of the Loan Agreement, attaches two completed originals of IRS Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

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Section 4.          Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by the Loan Agreement, Borrowers, this Assignment (including its attachments) will be delivered to the Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Agent and (ii) the recording of this Assignment in the Register. The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.          Effect. As of the Effective Date, (a) Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Loan Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.          Distribution of Payments. On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.          Miscellaneous.

(a)         The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)         On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agent and their Related Persons and their successors and assigns.

(c)         This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)         This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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(e)        Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

Lending Office for LIBOR Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

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ACCEPTED and AGREED
this __ day of ______ _____:

BANK HAPOALIM B.M., as Agent

By:
Name:
Title:

By:
Name:
Title:

XCEL BRANDS, INC.,
as the Borrowing Representative

By:
Name:
Title:

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DISCLOSURE SCHEDULE 7.2

NAMES, ORGANIZATIONAL INFORMATION, COLLATERAL LOCATIONS

Credit Party’s official name; State of Incorporation or Organization; Type of entity; Organizational identification number issued by each Borrower’s state of incorporation or organization or a statement that no such number has been issued:

Chief Executive Office and principal place of business:

Warehouses:

Other Premises at which Collateral is stored or Location:

Locations of Records Concerning Collateral:

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DISCLOSURE SCHEDULE 7.6

REAL ESTATE

[Describe all real property owned or leased or used in business]

Address	Type [owned, leased, warehouse]	County

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DISCLOSURE SCHEDULE 7.7

VENTURES, SUBSIDIARIES AND AFFILIATES

[List all subsidiaries, affiliates and joint ventures]

Name	Type (subsidiary, affiliate, etc.)	Percentage owned by Credit Party (identify)

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DISCLOSURE SCHEDULE 7.9

TAXES

[List all matters described in Section 7.9]

1

DISCLOSURE SCHEDULE 7.12

LITIGATION

[Describe all material Litigation and amount in controversy]

1

DISCLOSURE SCHEDULE 7.13

INTELLECTUAL PROPERTY

[Describe all Intellectual Property used or licensed]

Description	Owner Registration #	License (if any)	Type (Trademark, Patent, Copyright, etc.)

1

DISCLOSURE SCHEDULE 7.15

ENVIRONMENTAL MATTERS

[Describe any Environmental Matters referenced to in Section 7.15]

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DISCLOSURE SCHEDULE 7.16

INSURANCE

[List all Insurance Policies]

Type	Insured	Beneficiary	Amount

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DISCLOSURE SCHEDULE 7.17

DEPOSIT AND DISBURSEMENT ACCOUNTS

1.          Disbursement Accounts

2.          Payroll Account

3.          Petty Cash Account

4.          Other Accounts

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DISCLOSURE SCHEDULE 9(b)

INDEBTEDNESS

[Give detailed description of Indebtedness existing as of Effective Date.]

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DISCLOSURE SCHEDULE 9(e)

PERMITTED LIENS

[Give detailed description of Liens existing as of the Effective Date.]

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